     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2003
                                                 REGISTRATION NO. 333-
                                                                      ---------

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                                 MIGRATEC, INC.
                 (Name of Small Business Issuer in its Charter)

--------------------------------------------------------------------------------

                   DELAWARE                                      5045                                   65-0125664
       (State or Other Jurisdiction of               (Primary Standard Industrial                    (I.R.S. Employer
        Incorporation or Organization)               Classification Code Number)                   Identification No.)

                                                      11494 LUNA ROAD, SUITE 100
                                                       DALLAS, TEXAS 75234-9421
                                                            (972) 969-0300

                 (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

                               T. ULRICH BRECHBUHL
                           11494 LUNA ROAD, SUITE 100
                            DALLAS, TEXAS 75234-9421
                                 (972) 969-0300
            (Name, Address and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                           TED S. SCHWEINFURTH, ESQ.
                         WINSTEAD SECHREST & MINICK P.C.
                             5400 RENAISSANCE TOWER
                                 1201 ELM STREET
                            DALLAS, TEXAS 75270-2199
                                 (214) 745-5473

                                -----------------


APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF     NUMBER OF      PROPOSED MAXIMUM      PROPOSED MAXIMUM
   SECURITIES TO BE       SHARES TO BE         OFFERING             AGGREGATE            AMOUNT OF
      REGISTERED           REGISTERED     PRICE PER SHARE(1)    OFFERING PRICE(1)    REGISTRATION FEE(2)
----------------------    ------------    ------------------    -----------------    -------------------
Common stock, par                              $ 1.03125
value $.001 per share                          $ 0.70875
                                               $   0.335
                                               $   0.570
                                               $   0.365
                                               $   0.275
                                               $   0.415
                           76,253,941          $   0.205          $ 833,354.22             $   67.42

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the common stock on August 28, 2000, with respect to 65,421,083 shares, on November 10, 2000, with respect to 3,669,250 shares, on April 25, 2001 with respect to 729,166 shares, on June 27, 2001, with respect to 6,533,451 shares, on December 14, 2001, with respect to 4,633,334 shares, on April 23, 2002, with respect to 14,619,425 shares, on May 13, 2002 with respect to 3,529,575 and on April 24, 2003 with respect to 4,065,143 shares as reported on the OTC Bulletin Board.

(2) Pursuant to Rule 429, the registration fee does not include $17,810.89 paid on August 31, 2000 with respect to 65,421,083 shares, $686.55 paid on November 13, 2000 with respect to 3,669,250 shares, $61.07 paid on April 30, 2001 with respect to 729,166 shares, $931.02 paid on June 28, 2001 with respect to 6,533,451 shares, $404.19 paid on December 19, 2001 with respect to 4,633,334 shares, $369.87 paid on April 30, 2002 with respect to 14,619,425 shares and $134.76 paid on May 15, 2002 with respect to 3,529,575 shares covered by Registration Statement No. 333-44946.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to an aggregate of 81,987,685 shares of our common stock which were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-44946. This Registration Statement also constitutes post-effective amendment no. 6 to Registration Statement No. 333-44946. This post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act as amended.

PROSPECTUS

                                 MIGRATEC, INC.

                        76,253,941 SHARES OF COMMON STOCK

         This prospectus relates to the 76,253,941 shares of common stock, par value $0.001 per share, being registered for possible future resale, from time to time, by certain of our security holders. Of such shares, 74,613,798 shares are currently outstanding and 1,640,143 shares are reserved for issuance upon exercise of options and warrants that we have granted to these selling security holders. We will not receive any proceeds from the sale of the shares by these selling security holders. We may, however, receive up to approximately $390,300 in the event all the options and warrants held by the selling security holders are exercised. Any proceeds we receive from the exercise of the options and warrants will be used for general corporate purposes.

         Our common stock is traded on the OTC Bulletin Board under the trading symbol "MIGR." On April 22, 2003, the closing sale price for our common stock was $0.21.

                                 ---------------

        AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                                 ---------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                 THE DATE OF THIS PROSPECTUS IS APRIL ___, 2003.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
PROSPECTUS SUMMARY ............................................................................    1

RISK FACTORS ..................................................................................    2

A NOTE ABOUT FORWARD-LOOKING STATEMENTS .......................................................    6

USE OF PROCEEDS ...............................................................................    7

PLAN OF DISTRIBUTION ..........................................................................    7

SELLING SECURITY HOLDERS ......................................................................    9

PRICE RANGE OF COMMON STOCK ...................................................................   14

DIVIDEND POLICY ...............................................................................   14

BUSINESS ......................................................................................   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS .........   22

MANAGEMENT ....................................................................................   29

EXECUTIVE COMPENSATION ........................................................................   31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................................................   35

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS ........................   36

DESCRIPTION OF CAPITAL STOCK ..................................................................   37

LEGAL PROCEEDINGS .............................................................................   38

LEGAL MATTERS .................................................................................   38

EXPERTS .......................................................................................   38

WHERE YOU CAN FIND MORE INFORMATION ...........................................................   38

INDEX TO FINANCIAL STATEMENTS .................................................................  F-1

                                 MIGRATEC, INC.

                               PROSPECTUS SUMMARY

         We design, develop and market proprietary software code engines that automate the migration and upgrade of "C" and "C++" based software applications between operating systems (e.g., Windows, Unix and Linux) and between hardware architectures (e.g., 32-bit and 64-bit processors). Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patented technology enables businesses and organizations to reduce the costs of migrating their existing software applications to newer, more cost-effective operating environments, while modifying the code for the new environment and improving its quality. With our automating technology and processes, we have found that a programmer can effectively upgrade up to 10 times more lines of code per day as compared to the typical manual migration process. To our knowledge, our migration products are the first to provide programmers with automated migration assistance for "C" and "C++" code. In addition to this baseline improvement in project completion timelines, our products enhance overall quality assurance and mitigate project risk by imposing standardization of the processes and ongoing software code documentation. Our products also remove the human error of keying in the new source code, reducing the time spent testing and debugging the new source code.

         We believe the need for businesses and organizations to migrate software when combined with the inherent problems and issues of manual migrations (currently, the only alternative to our automated migration processes), presents a very significant market opportunity. Our experiences, as well as the experiences of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 25%-35% of the costs incurred when such migrations are performed entirely manually.

         We currently derive revenue, and/or anticipate deriving revenue, from the following sources:

         o licensing our technology and software products to independent software vendors and systems integrators (individuals or companies that specialize in building computer systems by putting together components from different vendors) who provide software migration services to their customers;

         o        providing migration services directly to customers; and

         o        consulting on specific migration projects and issues.

         Our revenues in 2002 and 2001 resulted primarily from consulting services rather than software licensing. While we continue to enhance our software, our products that facilitate both cross-platform (between operating systems) migration as well as 32-bit to 64-bit migration are commercially ready and the subject of our current marketing efforts. Our 64Express(TM) product line entered the marketplace in October 2000 and the first of our 32Direct(TM) series of products became commercially available in April 2001.

         Our revenues increased substantially in 2002 over 2001, however, the growth rate was not as great as management hoped for. Our expenses, when combined with slower than expected revenue growth resulted in a net loss in 2002. Management believes the slower than desired growth in demand for software migration technology and services, which in our opinion resulted in slow revenue growth, was driven primarily by external factors, foremost among them a very sluggish macro-economy and a shrinking set of expenditures on information technology, or IT, in general. Economic uncertainty as well as global instability has led to many organizations delaying capital projects and expenditures in the interest of cash preservation.

         Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate through the generation of revenue and the issuance of additional debt or equity. Despite increased revenues in 2002, expenses continue to outpace revenues. Thus, if we are not able to obtain additional or alternative funding immediately, we will be unable to continue as a going concern. The additional capital required for us to continue as a going concern is discussed in the second risk factor on page 2 and in the report of our independent auditors contained in our financial statements beginning on page F-1 and specifically, in Note 2, "Going Concern Uncertainty."

         We are headquartered at 11494 Luna Road, Suite 100, Dallas, Texas 75234-9421 and our telephone number is (972) 969-0300. We currently have approximately 39 full-time employees and have engaged approximately four contract programming consultants for particular projects.

                                  RISK FACTORS

         Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN RECENT YEARS.

         We had substantial operating losses during the year ended December 31, 2002 and the prior two years. For the years ended December 31, 2002, 2001 and 2000, we incurred net losses of $5,587,243, $5,863,017 and $10,193,130, respectively. At December 31, 2002, we had an accumulated deficit of $33,281,577. Our losses to date have been funded by loans and equity sales. There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock and our ability to continue as a going concern.

WE WILL REQUIRE ADDITIONAL FINANCING IMMEDIATELY TO CONTINUE AS A GOING CONCERN, AND IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE WILL HAVE TO CURTAIL OR CEASE OPERATIONS.

         The report of Ernst & Young LLP covering our December 31, 2002 consolidated financial statements contains an explanatory paragraph stating that our recurring losses and negative cash flows from operations raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate through the generation of revenue and the issuance of additional debt or equity. If the we are not able to obtain additional or alternative funding immediately, we will be unable to continue as a going concern.

         Since December 31, 2002, we have obtained a loan in the principal amount of $125,000, completed private placements of 1,350,000 shares of unregistered common stock yielding proceeds of $216,000, and issued warrants to purchase up to 270,000 shares of common stock at $0.25 per share in connection with these private placements. We have also issued non-transferable warrants to purchase an aggregate of 7,000,000 shares of common stock at $0.35 per share. The warrant holders paid fees which aggregate $67,900. These warrants expire December 31, 2003 but may be extended to December 31, 2004 at the election of the holders upon payment of fees which aggregate an additional $156,800. While the foregoing transactions have enabled us to sustain operations to date, the proceeds we received from these transactions are not sufficient to continue current operations. We will need to raise additional capital immediately to fund continued operations as well as expanded sales and marketing. There can be no assurance that we will successfully raise additional funds sufficient to finance our continued operations. The extent of our future capital needs depends on many factors, including:

         o the scope, duration and expenditures associated with our current research and development programs;

         o        continued progress in these programs;

         o the existence and ultimate size of the market for our products and services;

         o the speed with which the market for our products and services develops;

         o        the outcome of potential licensing transactions, if any;

         o        competing technological developments;

         o        our proprietary patent position, if any, in our products; and

         o        other factors which may not be within our control.

         We may not be able to obtain additional financing on terms favorable to us, if at all. In the event we are unable to raise additional funds, we will have to reduce overall operating expenses or possibly cease operations. These actions would have a material adverse effect on the market price of our common stock.

SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN IS DEPENDENT, IN PART, ON THE SUCCESSFUL INTRODUCTION OF THE INDUSTRY STANDARD 64-BIT PROCESSOR CHIPS BY INTEL AND AMD INTO, AND THEIR ACCEPTANCE BY, THE MARKET. UNSUCCESSFUL INTRODUCTION AND ACCEPTANCE OF THE INDUSTRY STANDARD 64-BIT PROCESSOR CHIPS WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Currently, a portion of our product lines and services facilitate the automated migration of software written for a 32-bit processor to a 64-bit environment. The demand for our 32-bit to 64-bit migration products and services depends on the successful introduction of the industry standard 64-bit processor chips by Intel and AMD into, and their acceptance by, the market. Intel introduced the first generation of its Intel Itanium 64-bit processor in the second half of 2001 and the second generation of its Itanium

64-bit processor in the second half of 2002. AMD's 64-bit technology, Opteron, is expected to be introduced in the first half of 2003. In management's opinion, market acceptance of Intel's 64-bit processor family of chips and associated products and services has been limited to date. The successful introduction of AMD's 64-bit processor chip and associated products and services remains to be seen. If the marketplace's acceptance of Intel's 64-bit processor chips does not increase significantly and the introduction and acceptance of AMD's Opteron is not successful, the demand for our products and services will continue to be delayed. Accordingly, our results of operations and financial condition would be adversely affected.

IF WE WERE TO DEFAULT ON OUR CURRENT DEBT ARRANGEMENT, THE HOLDER OF OUR SECURED INDEBTEDNESS COULD FORECLOSE ON ALL OF OUR ASSETS TO SATISFY ALL OR A PART OF WHAT IS OWED.

         Our $125,000 debt arrangement is secured by substantially all of our assets, including our intellectual property. If we were to default under the loan, the lender could sell the assets to satisfy all or a part of what is owed. There can be no assurance that we will be able to make payments under the loan when due, or repay the loan in full. In the event we fail to do so and the lender exercises his foreclosure rights, we will have to cease operations. These actions would have a material adverse effect on the market price of our common stock.

THE CONTINUED SLOW DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES WILL MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The demand for our migration products and services depends on, among other things, the introduction and widespread acceptance of new technology requiring migration of existing software programs, and the quantity of source code in such software programs requiring migration. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. The continued slow development of the demand for our products and services will adversely affect our short-term results of operations. Without additional funding through the generation of revenue and the issuance of additional debt or equity, we will have to reduce overall operating expenses or possibly cease operations. Thus, if the demand for our products and services does not develop more rapidly, we will have to continue raising additional capital to enable us to sustain our operations or cease operations entirely.

OUR BUSINESS IS LARGELY DEPENDENT ON ESTABLISHING AND MAINTAINING TECHNOLOGICAL DEVELOPMENT AND MARKETING RELATIONSHIPS WITH MAJOR TECHNOLOGY COMPANIES. THE LOSS OR FAILURE TO DEVELOP THESE RELATIONSHIPS WOULD RESULT IN A LACK OF TECHNOLOGICAL ADVANCES IN OUR MIGRATION SOFTWARE AND SERVICES AS WELL AS FEWER CUSTOMERS.

         We have established technological development and marketing relationships with major technology companies. As of April 22, 2003, we have developed non-contractual, non-exclusive technology relationships with Intel and AMD, a contractual, non-exclusive relationship with Hewlett-Packard, a contractual, non-exclusive referral relationship with Dell, non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard, Dell and IBM, as well as a contractual, non-exclusive marketing relationship with AMD. We depend on these relationships to help us develop products that are compatible with the products of these companies, to introduce us as a migration software provider to their key customers and to assist us in marketing our migration products. Failure to establish or maintain developmental and marketing relationships with major technology companies would result in a lack of technological advances in our migration software and services as well as fewer customers.

OUR CURRENT PRODUCTS AND SERVICES MAY BECOME QUICKLY OUTDATED.

         The markets for our products and services are characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop new products and services that can meet market needs on a timely basis. There can be no assurance that we will be able to do so, or that we will be able to respond effectively to technological changes introduced by the companies with which we have established technological development relationships or future competitors.

         If we delay or fail to introduce new products and services, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

OUR TECHNOLOGY AND INTELLECTUAL PROPERTY MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We use patented technology, but we cannot be certain that our technology and intellectual property does not infringe upon issued patents or other intellectual property rights of others. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our technology without our knowledge. If our technology infringes upon issued patents or intellectual property rights of others, we may be forced to stop, change or limit the development, marketing or sale of our products. We may be subject to legal proceedings and claims from time to time in the ordinary course of business relating to intellectual property rights.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR BUSINESS.

         The operation and development of our business depend greatly on the efforts of our senior management. The loss of services of our key employees could adversely affect us. If we are unable to retain a skilled and cohesive management team, our results of operations and financial condition would be materially adversely affected.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS.

         We currently face competition primarily from manual migration services providers, as well as independent software vendors that cater to organizations choosing to acquire the necessary code or functional enhancement by purchasing prepackaged software and systems integrators hired to write new custom code. At this time, we do not believe we have any direct competitors who have developed automated migration products for the "C" and "C++" languages, although there are a small number of companies who have developed automated migration products of one kind or another for other language sets. We expect that some competitors will emerge as the market develops and therefore, no assurance can be given that other companies will not develop technology that is similar or superior to ours. We believe we have a competitive advantage by virtue of having previously developed our software and as a result of the in depth relationships we have built with the majority of the industry leading original equipment manufactures. However, our future competitors may have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.

SUBSTANTIALLY ALL OF OUR OUTSTANDING COMMON STOCK IS FREELY TRADABLE AND MAY BE SOLD INTO THE MARKET AT ANY TIME. UP TO ANOTHER 650,000 SHARES WILL BE FREELY TRADABLE UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH OUR FORMER PRIVATE EQUITY LINE. IN ADDITION, 1,640,143 SHARES WILL BE FREELY TRADABLE PURSUANT TO THIS REGISTRATION STATEMENT UPON THE EXERCISE OF OPTIONS AND WARRANTS. IF THE HOLDERS OF ALL OF OUR FREELY TRADABLE SHARES WHICH ARE CURRENTLY SUBJECT TO THE TERMS OF OUTSTANDING OPTIONS AND WARRANTS EXERCISE SUCH OPTIONS AND WARRANTS AND IMMEDIATELY SELL SUCH SHARES, THE MARKET PRICE OF OUR COMMON STOCK COULD DROP, EVEN IF OUR BUSINESS IS DOING WELL.

         In June 2001, we filed a registration statement covering 30,000,000 shares of our common stock which were issuable pursuant to our private equity line of credit agreement with Ironhead Investments Inc. and an aggregate of 650,000 shares of our common stock issuable upon the exercise of warrants issued in connection with the equity line. Our equity line of credit agreement expired in February 2003, at which time, we had issued 5,713,308 shares of common stock thereunder. The 650,000 shares of our common stock that will be freely tradable upon the exercise of the warrants issued in connection with the private equity line represent an increase in our presently outstanding common stock of approximately 0.40%. In addition, of the 76,253,941 shares registered under this registration statement, 1,640,143 shares are subject to the terms and exercise of options and warrants, representing an increase in our presently outstanding common stock of approximately 1.01%. If the holders of all of our freely tradable shares which are currently subject to the terms of outstanding options and warrants exercise such options and warrants and immediately sell such shares, or are perceived by the market as intending to sell them, the market price of our common stock could drop.

OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. In 2001, our stock price ranged from a high of $0.80 to a low of $0.25 per share, in 2002, our stock price ranged from a high of $0.43 to a low of $0.17, and during the first quarter of 2003, our stock price ranged from a high of $0.23 to a low of $0.17. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss as a result of such illiquidity and because the price for our common stock may suffer greater declines due to its price volatility.

WE ARE SUBJECT TO THE "PENNY STOCK" RULES WHICH MAY MAKE BUYING OR SELLING OUR COMMON STOCK MORE DIFFICULT.

         Trading in our common stock is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in our common stock, which could severely limit the market price and liquidity of our securities.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "such," or "believe." The forward-looking statements included in this prospectus are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

         Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although management believes that the expectations reflected in such forward-looking statements are accurate, no assurance can be given that such expectations will occur. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such information should not be regarded as representation by us, management or any other person that our objectives will be achieved.

         Key factors that could cause actual results to differ materially from our expectations, estimates of costs, projected results or anticipated results include, but are not limited to, the following risks:

         o we may not be able to generate sufficient cash flows or obtain additional capital on favorable terms, if at all, to fund operations;

         o we may not be able to effectively penetrate our target markets for migration products and sales;

         o we may not be able to successfully develop and/or protect our technology;

         o we may not be able to effectively control increases in expenses associated with sales growth and other costs;

         o management may not be able to successfully implement our business plan and sales strategy;

         o we may not be able to attract and retain a skilled and cohesive management group; and

         o unfavorable changes in economic and industry conditions and regulatory requirements may develop.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling security holders. We may, however, receive up to approximately $390,300 in the event all the options and warrants held by the selling security holders are exercised. We will use the net proceeds we receive from the exercise of options and warrants for working capital and general corporate purposes. Pending any such uses, we intend to invest the net proceeds from option and warrant exercises in short-term, interest-bearing securities or accounts.

                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock described in this prospectus for the selling security holders named below under the caption "Selling Security Holders." We are registering the common stock to satisfy our obligations under agreements with some of the selling security holders to register their common stock so that their shares will be freely tradable and to provide our affiliates with freely tradable shares of our common stock. We are unaware of any selling security holders with plans to sell their holdings of our common stock. Subject to the limitations on the use of this prospectus described below, the list of "selling security holders" also includes persons who receive shares as a gift from a selling security holder, commonly known as donees, and persons who receive shares from a selling security holder as collateral to secure a loan, commonly known as pledgees, selling shares received from a named selling security holder after the date of this prospectus.

         All costs, expenses and fees incurred in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling security holders. Sales of the shares may be made by selling security holders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. We are not aware of any selling security holders having entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

         The selling security holders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling security holders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling security holder, including in connection with distributions of the common stock by such broker-dealers. The selling security holders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares.

         The selling security holders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

         Certain selling security holders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling security holders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

         Because certain selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, those selling security holders will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

         Selling security holders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of the Rule.

         Upon our being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of such selling security holder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling security holder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling security holder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         Sales of a substantial number of shares of the common stock in the public market by the selling security holders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling security holders.

                            SELLING SECURITY HOLDERS

         The following table sets forth the name of each selling security holder; the number of shares of common stock and the number of shares underlying the warrants and options beneficially owned by each selling security holder; the number of shares of common stock and the number of shares underlying the warrants and options offered for sale for each selling security holder's account; and the number of securities, and if 1% or more, the percentage of securities, to be beneficially owned by each selling security holder after the offering's completion. The information set forth in the table below is as of April 22, 2003 and is based on information provided to us by the selling security holders. Because the selling security holders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling security holder or that may be subsequently owned by any selling security holder.

         The shares offered by this prospectus may be sold from time to time by the selling security holders named below.

                                      SECURITIES BENEFICIALLY
                                       OWNED PRIOR TO OFFERING                        SECURITIES OFFERED
                                   --------------------------------    ----------------------------------------------
                                                                                                                        SECURITIES
                                                                                                                       BENEFICIALLY
                                                                                                                          OWNED
                                                            COMMON                            COMMON     TOTAL SHARES     AFTER
          NAME                     WARRANTS    OPTIONS       STOCK     WARRANTS    OPTIONS     STOCK      REGISTERED      OFFERING
          ----                     --------    -------      -------    --------    -------   ----------   ----------   ------------
4 Seas, LLC (3) ...............                             200,000                             200,000      200,000           0
Allman, Pierce M. (2) .........                              80,000                              80,000       80,000           0
Atlas, Pearlman, Trop &
Borkson PA (4) (2) ............                              71,429                              71,429       71,429           0
Baker, Jr., Angus M. (28) .....                              35,000                              35,000       35,000           0
Baldwin, Glenn (3) ............                              48,000                              48,000       48,000           0
Bank of America, N.A. and
Ward Lay, Jr. Co-Trustees
under Agreement of
Herman W. Lay F/B/O
H.Ward Lay, Jr. (28) (37) .....                             400,000                             400,000      400,000           0
Bankhead, Charles H. (28) .....                             200,000                             200,000      200,000           0
Barretti, Philip (2) ..........                             152,858                             152,858      152,858           0
Bass, George T. (3) ...........                              50,000                              50,000       50,000           0
BEM Capital Partners, LP
(3) (14) ......................                              40,000                              40,000       40,000           0
Berkin, Larry (2) .............                             100,000                             100,000      100,000           0
Blackburn, Charles L. (28) ....       20,000                100,000       20,000                100,000      120,000           0
Boehme, Mark (3) ..............                              75,000                              75,000       75,000           0
Boutcher, Daniel (3) ..........                              33,500                              33,500       33,500           0
Brodsky, Fred (28) ............       62,500                792,500       62,500                792,500      855,000           0
Brown, Chris (3) ..............                              48,000                              48,000       48,000           0
Brown, Larry (3) ..............                              19,200                              19,200       19,200           0
Bruce, Carl and Tracie (3) ....                               2,400                               2,400        2,400           0
Cabe, Thomas (2) (5) ..........                           3,184,000                           3,184,000    3,184,000           0
Campbell, Matthew (3) .........                             250,000                             250,000      250,000           0
Campbell, Norma H. (28) .......                             250,000                             250,000      250,000           0
Carpenter, James R. (2) .......                              71,429                              71,429       71,429           0
Carsam Capital (28) (29) ......                             400,000                             400,000      400,000           0
Carter, Michael L. (28) .......                             632,000                             632,000      632,000           0
CeCe Turner Partners, LP
(28) (30) .....................                             200,000                             200,000      200,000           0
Craig, James E. (2) ...........                              71,429                              71,429       71,429           0
David, Leslie W. (3) ..........                             191,429                             191,429      191,429           0
Davis, James L. (3) ...........                              50,000                              50,000       50,000           0
Dews, Richard G. (6) (2) ......                             600,000                             600,000      600,000           0
Dreher Living Trust (7) (3) ...                              60,000                              60,000       60,000           0
EAI Partners, Inc. (8) ........                             860,910                             860,910      860,910           0
Engenheiro, Marcel (3) ........                              25,000                              25,000       25,000           0
FB Investment Club (2) (42) ...                             200,000                             200,000      200,000           0
Feldman, Richard (2) ..........                             214,287                             214,287      214,287           0
Fialkow, Frederick H. (2) .....                              71,429                              71,429       71,429           0
First Avantus Securities,
Inc. (3) (43)..................       38,057                              38,057                              38,057           0
Franklin, Janet (3) ...........                              25,000                              25,000       25,000           0
Franklin, John W. (3) .........                             960,000                             960,000      960,000           0
Friedman, Richard (2) .........                             285,716                             285,716      285,716           0
Frisco, William E. (3) ........                             100,000                             100,000      100,000           0
Gellis, Henry (3) .............                             556,000                             556,000      556,000           0

                                      SECURITIES BENEFICIALLY
                                       OWNED PRIOR TO OFFERING                        SECURITIES OFFERED
                                   --------------------------------    ----------------------------------------------
                                                                                                                        SECURITIES
                                                                                                                       BENEFICIALLY
                                                                                                                          OWNED
                                                            COMMON                            COMMON     TOTAL SHARES     AFTER
          NAME                     WARRANTS    OPTIONS       STOCK     WARRANTS    OPTIONS     STOCK      REGISTERED     OFFERING
          ----                     --------    -------      -------    --------    -------   ----------   ----------   ------------
GHK Corporation (9) (2) .......                           1,013,500                           1,013,500    1,013,500            0
Gillette, John O. (3) .........                              50,000                              50,000       50,000            0
Gray, Brenda R. (28) ..........                             431,000                             431,000      431,000   100,000/(1)
Gray, George D. (3) ...........                             208,000                             208,000      208,000            0
Gray, Jr., Richard A.
(10) (2) ......................      300,000   250,000    2,595,000      300,000   250,000    2,595,000    3,145,000   750,000/(1)
Gray, Richard & Carolyn
TTEES (3) .....................                             250,000                             250,000      250,000            0
Green, III, Leon C. (28) ......                             160,000                             160,000      160,000            0
Grover, Paul (28) .............                              24,000                              24,000       24,000            0
Guthner, Paul J. (3)...........       10,000                              10,000                              10,000            0
Haberman, James (2) ...........                              71,429                              71,429       71,429            0
Hefner, C.R., Jr. (28) ........       80,000              1,480,000       80,000              1,480,000    1,560,000            0
Helfan, Robin (3) .............                              35,715                              35,715       35,715            0
Helmbrist Investments
Ltd. (11) (3) .................                              71,429                              71,429       71,429            0
Henning, Han (2) ..............                             142,858                             142,858      142,858            0
Innovative Research
Associates, Inc. (12) (3) .....                              35,000                              35,000       35,000            0
Irish, Charles F., Jr. (28) ...                             220,000                             220,000      220,000            0
Jackson, Reta (3) .............                              25,000                              25,000       25,000            0
Jansson, Anders (2) ...........                              71,429                              71,429       71,429            0
Jess Turner, sole
proprietor d/b/a Delta
Traders (28) ..................                           1,200,000                           1,200,000    1,200,000            0
John S. and Patricia S.
Bailey Revocable Living
Trust (28) (38) ...............                             300,000                             300,000      300,000            0
Juett, Dana W. (28) ...........      125,000                625,000      125,000                625,000      750,000            0
Karlin, Maurice J. (2) ........                              71,429                              71,429       71,429            0
Knighton, Maurice H. (3) ......                               8,000                               8,000        8,000            0
Knust, Evan M. 1992
Irrevocable Trust (28) (39) ...        3,750                 18,750        3,750                 18,750       22,500            0
Knust, Kristen N. 1992
Irrevocable Trust (28) (39) ...        3,750                 18,750        3,750                 18,750       22,500            0
Knust, Megan E. 1992
Irrevocable Trust (28) (39) ...        3,750                 18,750        3,750                 18,750       22,500            0
Knust, Shannon E. 1992
Irrevocable Trust (28) (39) ...        3,750                 18,750        3,750                 18,750       22,500            0
Korita, Eric (28) .............                             250,000                             250,000      250,000            0
Korita, Irving (3) ............                              50,000                              50,000       50,000            0
L&L Investments, Ltd.
(28) (31) .....................                              50,000                              50,000       50,000            0
Lancaster, Robert P. (28) .....                              50,000                              50,000       50,000            0
Landau, Frances S. Trust
(13) (2) ......................                             214,287                             214,287      214,287            0
Larzelere, H.T. (28) ..........                              50,000                              50,000       50,000            0
Lay, H. Ward (2) ..............                             960,000                             960,000      960,000            0
Lee, Jiin Jen (2) .............                              71,429                              71,429       71,429            0
Lewis, Lee (28) ...............      125,000              1,225,000      125,000              1,225,000    1,350,000
Light, Larry & Bruce (2) ......                              71,429                              71,429       71,429            0
Liston, III, Jack D. (28) .....                              40,000                              40,000       40,000            0
MacPhee, Larry (3) ............                              60,000                              60,000       60,000            0
Manchester, Jeffrey C. (2) ....                              96,429                              96,429       96,429            0
Mannix, J. Stephen  (28) ......                              40,000                              40,000       40,000            0
Mantzke, Jody L. (28) .........                              40,000                              40,000       40,000            0
Markowitz, Jeffrey (2) ........                             285,716                             285,716      285,716            0
Matthews, Ronda (28) ..........                             100,000                             100,000      100,000            0
McBee, III, William D. (28) ...                              60,000                              60,000       60,000            0
Mercury Fund No. 1, Ltd.
(16) (28) .....................                          14,410,913                          14,410,913   14,410,913            0
Meredith, Joy (3) .............                              40,000                              40,000       40,000            0
MJ Capital Partners (14)
(2) ...........................                             240,000                             240,000      240,000            0
Moons, Maureen Marie (28) .....       25,000                125,000       25,000                125,000      150,000            0
MT Partners, LP (15) (28) .....                          10,033,700                          10,033,700   10,033,700            0

                                      SECURITIES BENEFICIALLY
                                       OWNED PRIOR TO OFFERING                        SECURITIES OFFERED
                                   --------------------------------    ----------------------------------------------
                                                                                                                        SECURITIES
                                                                                                                       BENEFICIALLY
                                                                                                                          OWNED
                                                            COMMON                            COMMON     TOTAL SHARES     AFTER
          NAME                     WARRANTS    OPTIONS       STOCK     WARRANTS    OPTIONS     STOCK      REGISTERED      OFFERING
          ----                     --------    -------      -------    --------    -------   ----------   ----------   ------------
Murfin, Steven J. (3) .........                              50,000                              50,000       50,000            0
Muth, Harold and Doloras
(28) ..........................                             100,000                             100,000      100,000            0
Myers, Mark C. (17) (2) .......                225,000      205,000                225,000      205,000      430,000            0
Napolitani, Frank L. (3) ......                              10,000                              10,000       10,000            0
Nisovoccia, Raymond (2) .......                              37,500                              37,500       37,500            0
Noble Investment Company
(18) (3) ......................                             704,878                             704,878      704,878            0
Norris, Darell F. (2) .........                             262,858                             262,858      262,858            0
Norris Family Trust (19)
(2) ...........................                              20,000                              20,000       20,000            0
Notowitz, Allen (28) ..........       20,000                300,000       20,000                300,000      320,000            0
O'Keefe, Ian (28) .............                             160,000                             160,000      160,000            0
Overstreet, John V. (3) .......                              96,000                              96,000       96,000            0
Passanante, Albert (3) ........                              37,500                              37,500       37,500            0
Plimpton, Leslie (3) ..........                               2,400                               2,400        2,400            0
Podesta, Jeffrey & Sofia
(3) (28) ......................                             575,000                             575,000      575,000            0
Podesta, Nicolas (2) ..........                              50,000                              50,000       50,000            0
Pollock, Thomas L. &
Barbara L. (3) ................                              35,714                              35,714       35,714            0
Price, W. Christopher (2) .....                             125,000                             125,000      125,000            0
Pyatt, Ken (28) ...............                             378,000                             378,000      378,000            0
Pyrenees Capital Ltd. (20)
(2) ...........................                             142,858                             142,858      142,858            0
Richard A. Gray Children's
Trust (28) (32) ...............                             200,000                             200,000      200,000            0
Richards, Glenn and
Bernita (3) ...................                             155,000                             155,000      155,000            0
Rothman, Norman (2) ...........                              71,429                              71,429       71,429            0
Rothman, Norman & Caryl
(2) ...........................                              71,429                              71,429       71,429            0
Rowan, Marcus A. (21) (2) .....       50,000              1,460,750       50,000              1,460,750    1,510,750  550,000/( 1)
Russell Post Properties (22)
(2) ...........................                              71,429                              71,429       71,429            0
Schaufele, Louis J. (3) .......                              40,000                              40,000       40,000            0
Schrock, Omer (2) .............                              71,429                              71,429       71,429            0
Schubert, Dennis D. (3) .......                              35,715                              35,715       35,715            0
Schwartz, Armond G., Jr.
(3) ...........................                             120,000                             120,000      120,000            0
Scot Holding, Inc. (28)
(33) ..........................                           1,000,000                           1,000,000    1,000,000            0
Seaview Holding Company
(28) (34) .....................                              40,000                              40,000       40,000            0
Singer, Daniel (3) ............                               3,200                               3,200        3,200            0
Sohm, Henry J. (3) ............                               6,000                               6,000        6,000            0
SSJ Development, LLC
(23) (28) .....................                           5,055,000                           5,055,000    5,055,000            0
Stallones W. Leighton (3)......       57,086                              57,086                              57,086            0
Stallones W. Leighton &
Sandra S. TIC (3) .............                             100,000                             100,000      100,000            0
Sterquel, JC (28) .............                           2,072,500                           2,072,500    2,072,500            0
Sterquel, Steve (28) ..........                           1,000,000                           1,000,000    1,000,000            0
Stoica, Mariana (3) ...........                              50,000                              50,000       50,000            0
Street Search Partners,
LP (3) (40) ...................                             954,285                             954,285      954,285            0
Swirsky, Benjamin (24) (2) ....       50,000                197,500       50,000                197,500      247,500            0
TDF Management (25) (2) .......                              71,429                              71,429       71,429            0
Technology Enablers Inc.
(28) (41) .....................                             900,000                             900,000      900,000            0
Templin, David W. (28) ........                              50,000                              50,000       50,000            0
The Glebe Group (9) (2) .......                              40,000                              40,000       40,000            0
The Hoot Family Trust (28)
(35) ..........................                             320,000                             320,000      320,000            0
Tripplehorn, David R. (28) ....                              25,000                              25,000       25,000            0
Van Burkleo Grantor Trust
(26) (2) ......................                              96,000                              96,000       96,000            0

                                      SECURITIES BENEFICIALLY
                                       OWNED PRIOR TO OFFERING                        SECURITIES OFFERED
                                   --------------------------------    ----------------------------------------------
                                                                                                                        SECURITIES
                                                                                                                       BENEFICIALLY
                                                                                                                          OWNED
                                                            COMMON                            COMMON     TOTAL SHARES     AFTER
          NAME                     WARRANTS    OPTIONS       STOCK     WARRANTS    OPTIONS     STOCK      REGISTERED      OFFERING
          ----                     --------    -------      -------    --------    -------   ----------   ----------   ------------
Varel, Carrie (28) ............                              32,000                              32,000       32,000            0
Vervack, James (3) ............                              50,000                              50,000       50,000            0
Wahlin, Lars (3) ..............                             142,858                             142,858      142,858            0
Walker Smith Capital
Master Fund (28) (30) .........                           1,000,000                           1,000,000    1,000,000            0
Walker Smith International
Fund, Ltd. (28) (30) ..........                           1,000,000                           1,000,000    1,000,000            0
Watson, Deane C., Jr. (27)
(2) ...........................                             675,000                             675,000      675,000            0
Watson Family Trust (27)
(2) ...........................                             300,000                             300,000      300,000            0
Whiddon, Lonnie L. (2) ........                             480,000                             480,000      480,000            0
Willis II, Thomas D. (28) .....       62,500                312,500       62,500                312,500      375,000            0
Wilson, Bruce L. (28) .........                              20,000                              20,000       20,000            0
Worldwide Iron, Inc. (28)
(36) ..........................                             500,000                             500,000      500,000            0
WS Opportunity Fund
International, Ltd.
(28) (30) ......................      80,000                900,000       80,000                900,000      980,000            0
WS Opportunity Master
Fund (28) (30) .................      45,000              2,125,000       45,000              2,125,000    2,170,000            0
Zhuang, Fei (2) ................                             71,429                              71,429       71,429            0
                                   ---------   -------   ----------    ---------   -------   ----------   ----------    ---------
                                   1,166,143   475,000   74,613,798    1,166,143   475,000   74,613,798   76,253,941    1,400,000

(1)      Less than 1%.

(2) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder was an accredited investor. We issued these securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

(3) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder had sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment and was able to bear the economic risk of the investment. The selling security holder had access to the type of information that would be contained in a registration statement (i.e. copies of the Company's most recent quarterly report on Form 10-QSB, copies of the Company's most recent annual report on Form 10-KSB and copies of the Company's most recent prospectus) at the time such selling security holder acquired these securities. We issued these securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

(4) The ultimate beneficial owners of these securities are Charles Pearlman and James Schneider.

(5) Thomas Cabe was previously the beneficial owner of more than 5% of our voting securities.

(6) Richard G. Dews was an executive officer of the Company at the time he acquired these securities.

(7)      The ultimate beneficial owner of these securities is Steve Dreher.

(8) The ultimate beneficial owner of these securities is Milton Barbaroush. EAI Partners, Inc. purchased these securities in the ordinary course of business upon the exercise of options which were acquired in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act. At the time that EAI Partners, Inc. acquired the options to purchase the securities to be resold, EAI Partners, Inc. represented that it was an accredited investor and that it had the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in these securities. EAI Partners, Inc. confirmed that it was acquiring these securities for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution of the securities and that it had no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of the securities and had no plans to enter into any such agreement or arrangement.

(9)      The ultimate beneficial owner of these securities is Robert S. May.

(10)     Richard A. Gray, Jr. currently serves as a director of the Company.

(11)     The ultimate beneficial owner of these securities is E.M. Hershenfield.

(12)     The ultimate beneficial owner of these securities is Thomas M. Dean.

(13)     The ultimate beneficial owner of these securities is Theodore K.
         Landau.

(14)     The ultimate beneficial owner of these securities is Thomas A.
         Montgomery.

(15) Based solely on a review MT Partners, LP's report on Schedule 13G filed with the SEC on February 5, 2003. MT Partners, LP is the beneficial owner of more than 5% of our voting securities. Marshall B. Payne exercises voting and disposition power over these securities in his capacity as President of Cardinal Holding Corporation, the General Partner of MT Partners, LP.

(16)     Based solely on a review of Mercury Fund No. 1, Ltd.'s report on
         Schedule 13G filed with the SEC on February 5, 2003. Mercury Fund No. 1, Ltd. is the beneficial owner of more than 5% of our voting securities. Kevin C. Howe exercises voting and disposition power over these securities in his capacity as Manager of Mercury Management, LLC, the General Partner of Mercury Ventures, Ltd., which is the General Partner of Mercury Fund No. 1, Ltd.

(17) Mark C. Myers served as Chief Financial Officer and Secretary of the Company from April 1998 to January 2000.

(18)     The ultimate beneficial owner of these securities is Nico Pronk.

(19) The ultimate beneficial owners of these securities are Darell F. Norris and Thordis M. Norris.

(20)     The ultimate beneficial owner of these securities is Andre Desaulniers.

(21) Marcus A. Rowan served as a director of the Company from June 1997 through January 2000.

(22)     The ultimate beneficial owner of these securities is Russell A. Post.

(23) 1,270,834 shares are held by SSJ Enterprises, an affiliate of SSJ Development LLC. The ultimate beneficial owner of these securities is Stephen S. Jemal.

(24) Benjamin Swirsky served as a director of the Company form April 1998 through January 2000.

(25)     The ultimate beneficial owner of these securities is Harrison Fortney.

(26) The ultimate beneficial owners of these securities are James and Dorinda Van Burkleo.

(27) Dean C. Watson, Jr. served as a director of the Company from March 1998 through November 2000. Mr. Watson is the trustee and beneficiary of the Watson Family Trust, and is therefore the ultimate beneficial owner of the securities held by the Watson Family Trust.

(28) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder was an accredited or sophisticated investor. All of these securities were issued in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and, with respect to all or a portion of such securities, in reliance upon the safe harbor provided by Rule 506 of the Securities Act.

(29)     The ultimate beneficial owner of these securities is G. Stacy Smith.

(30)     The ultimate beneficial owner of these securities is Jess Turner.

(31)     The ultimate beneficial owner of these securities is H.T. Larzelere.

(32) Addison Wilson, III exercises voting and disposition power over these securities as trustee.

(33)     The ultimate beneficial owner of these securities is Thomas
         Prendergast.

(34) Bradley Haupt and Richard Blithe exercise voting and disposition power over these securities as trustees for Seaview Holding Company.

(35) Jonathan and Andrea Hoot exercise voting and disposition power over these securities as trustees.

(36)     The ultimate beneficial owner of these securities is Jeff Navin.

(37) Bank of America, N.A. and Ward Lay, Jr. exercise voting and disposition power over these securities as trustees.

(38) John S. and Patricia S. Bailey exercise voting and disposition power over these securities as trustees.

(39) Jennifer and Richard J. Boeglin exercise voting and disposition power over these securities as trustees.

(40) Jeffery Podesta exercises voting and disposition power over these securities.

(41) Boots Reeder exercises voting and disposition power over these securities.

(42) Dennis Schubert and Thomas Pollock exercise voting and disposition power over these securities.

(43) Brian Smith exercises voting and disposition power over these securities.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is quoted and traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the trading symbol "MIGR." The OTC Bulletin Board does not constitute a well-established public trading market for our common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The approximate number of holders of record of our common stock on April 22, 2003 was 983.

                                                HIGH         LOW
                                               -------     -------
                     2003
                          First Quarter        $0.2300     $0.1700
                     2002
                          First Quarter         0.3900      0.3000
                          Second Quarter        0.4300      0.2200
                          Third Quarter         0.3300      0.2000
                          Fourth Quarter        0.2900      0.1700
                     2001
                          First Quarter         0.7188      0.3281
                          Second Quarter        0.8000      0.3000
                          Third Quarter         0.5400      0.2500
                          Fourth Quarter        0.4200      0.3100

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends or distributions on our common stock during the past two fiscal years. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. The declaration of dividends in the future will be determined by our board of directors based upon earnings, financial conditions, capital requirements and other relevant factors.

         Pursuant to the shareholders' agreement between us and certain stockholders, dated as of January 25, 2000, we may not declare or pay dividends, or make any distribution with respect to our capital stock without the approval of 70% of the members of our board of directors.

                                    BUSINESS

GENERAL

         We design, develop and market proprietary software code engines that automate the migration and upgrade of "C" and "C++" based software applications between operating systems (e.g., Windows, Unix and Linux) and between hardware architectures (e.g., 32-bit and 64-bit processors). Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patented technology enables businesses and organizations to reduce the costs of migrating their existing software applications to newer, more cost-effective operating environments, while modifying the code for the new environment and improving its quality. Although our automated migration products do not eliminate the need for a programmer, as a programmer is always necessary to initiate and monitor the migration process, our software can increase the efficiency and productivity of a programmer by automating the process for generating new upgraded source code. With our automating technology and processes, we have found that a programmer can effectively upgrade up to 10 times more lines of code per day as compared to the typical manual migration process. To our knowledge, our migration products are the first to provide programmers with automated migration assistance for "C" and "C++" code. In addition to this baseline improvement in project completion timelines, our products enhance overall quality assurance and mitigate project risk by imposing standardization of the processes and ongoing software code documentation. Our products also remove the human error of keying in the new source code, reducing the time spent testing and debugging the new source code.

         We currently derive revenue, and/or anticipate deriving revenue, from the following sources:

         o licensing our technology and software products to independent software vendors and systems integrators (individuals or companies that specialize in building computer systems by putting together components from different vendors) who provide software migration services to their customers;

         o        providing migration services directly to customers; and

         o        consulting on specific migration projects and issues.

         Our revenues in 2002 and 2001 resulted primarily from consulting services rather than software licensing. While we continue to enhance our software, our products that facilitate both cross-platform (between operating systems) migration as well as 32-bit to 64-bit migration are commercially ready and the subject of our current marketing efforts. Our 64Express(TM) product line entered the marketplace in October 2000 and the first of our 32Direct(TM) series of products became commercially available in April 2001.

         MigraTEC is a Delaware corporation. We were incorporated in Florida in 1989. In 1996, we acquired One Up Corporation, a Texas corporation. In February of 2000, One Up Corporation merged into MigraTEC and in August of 2000, MigraTEC reincorporated in Delaware.

INDUSTRY OVERVIEW

         We have found that newly developed technology is built increasingly around industry standard components, as opposed to proprietary architectures, and therefore has the ability to dramatically lower the total cost of ownership, or TCO, of enterprise computing environments for large information technology
(IT) users. Given the economic realities of 2003, the ability to reduce TCO by simplifying the incredibly complex IT infrastructure and standardizing on the new industry standard systems (known as platform optimization) is becoming more and more important. As a result, owners of custom software applications are having to determine what to do with these custom applications as they seek to lower TCO by introducing industry standard hardware. Their choices include:

         o Acquiring the Necessary Code: buying a prepackaged software product that does not address all of the specifics of their organization or requires training of their employees;

         o Writing New Custom Code: abandoning previous investments in software and writing all new programs (an expensive and time-consuming process for which proven business rules have to be recreated); or

         o Software Migration: modifying the software programs that run their organizations today, so that they will run efficiently in the new environment (a less expensive but equally time-consuming process if performed manually).

         We develop and market products and services enabling software migration. A significant benefit of software migration is that an organization can leverage past investment and can continue to depend on software that contains the business rules it has refined and perfected over time without having to retrain employees. Historically, migration of software to a new technological base has been done manually which requires the programmer to physically review every line of code to detect issues and then make necessary changes. Our products and services automate the migration process, decreasing the numerous problems associated with the traditional manual approach, including the following:

         o Too Slow: In a competitive environment, businesses and other organizations cannot afford to wait the time required to upgrade manually (for example, the earlier 16-bit to 32-bit migration took the industry over ten years to complete).

         o Not Enough Resources Internally: We estimate that on average, a capable software engineer can migrate only about 2,500 lines of computer code per day. We believe that in today's economy, organizations cannot afford to hire the requisite number of software engineers to accomplish the task of manual migration.

         o Too Expensive: Our estimates for the total cost for manually migrating an average line of code is approximately $0.75 to more than $4.00 per line. With potentially billions of lines of code worldwide needing to be migrated, the total cost of manual migration is unacceptable.

         o Quality Is More Important Than Ever: The fundamental factors driving the need to migrate, foremost among them being platform optimization, require that software applications migrated to the new environments be able to perform 24 hours a day, 7 days a week, without failure. Management believes that, due to the repetitive and tedious nature of performing a migration manually, the quality of the end product does not meet this standard.

MARKET OPPORTUNITY

         Currently, we focus on software migration involving code written in the "C" and "C++" computer languages for use in the Windows, Linux and Unix operating environments and expect that, for the foreseeable future, the majority of our revenues will be derived from migration products and services involving these computer languages. A report commissioned by us, and issued in 2001 by the Aberdeen Group, an information technology consulting firm, estimates that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This code base equates to a current market of over 35 billion unique lines of "C" and "C++" based code in the United States alone that are actively maintained and tens of billions more that are customized versions of prepackaged code. Worldwide, Aberdeen estimates there are over 100 billion unique lines of "C" and "C++" based code with potentially tens of billions of additional lines in customized code. Management believes that over time, with the movement by original equipment manufacturers, or OEMs, toward more powerful platforms and the abandonment of older platforms, a portion of this code will need to be migrated to more capable technologies such as hardware platforms utilizing new industry standard 64-bit chipsets (e.g. Intel's Itanium and AMD's x86-64 bit chips), and operating systems (e.g. Linux and Windows).

         Our existing products and services can be segmented primarily by the operating system on which the code runs. While, according to the Aberdeen Group, Unix has the largest installed base in the enterprise computing space, as illustrated in the chart below, the Windows and Linux operating systems are growing much faster and taking market share. Our current strategic focus on providing migration products and services to both Windows and Linux operating environments is based on our belief that these two environments represent the vast majority of the growth in the market and will be increasingly successful in penetrating the enterprise computing space.

                                    (GRAPH)

                                2000-2004                   2004 Share of
                                   CAGR                       Shipments
                                   ----                       ---------
Other                              (41%)                          0%
Linux                               25%                          36%
Windows                             22%                          49%
Proprietary Unix                    (3%)                          7%
NetWare                             (3%)                          8%
                                   ---                          ---
                                    16%                         100%

         We are currently focused on the market presented by server consolidation activities and adoption of lower TCO information technology platforms.

         Lower TCO IT Platforms - In the current market environment, we believe the IT industry is focused on lowering operating costs by standardizing on a very limited number of industry standard operating environments with low TCO, such as Windows and Linux running on hardware powered by Intel and AMD chips. We estimate that corporate and governmental entities own 90% of the code written in the "C" and "C++" computer languages in the United States. As these organizations move to lower TCO platforms, we believe their key concern will be to ensure that the savings afforded by the move to lower TCO platforms isn't negated by the cost of getting there. Our products and services identify, encapsulate and mitigate the risks associated with migration, making such migrations predictable and efficient and therefore minimize the costs associated with the transition to lower TCO platforms.

         Server Consolidation Activities - A typical enterprise information system might consist of multiple servers running on a variety of operating systems. For example, a manufacturing company may have their engineering applications running on Sun Solaris, their financial accounting systems on IBM AIX and their customer relationship management systems on Microsoft NT. Management believes that with IT budgets shrinking and resource availability declining, many companies are adopting a strategy of server consolidation to reduce their TCO. These initiatives allow companies to dramatically reduce their IT budgets and costs by decreasing the number of different systems/environments they utilize and therefore have to support. A key component of any server consolidation effort is the migration of the software to the surviving platform/environment. The introduction and rapid market penetration of the open source Linux operating system has not only highlighted this need but expanded the market.

         In summary, management believes there is a sizable and growing potential market for the migration of "C" and "C++" based software. How quickly this potential market develops into active demand is still unclear. We are focused on positioning ourselves to capture this market as it develops and are actively seeking to accelerate the market's development.

PRODUCT LINES

         Our products assist in the migration and porting, or conversion, of software code written in the "C" and "C++" languages from one information technology environment (the combination of an operating platform and the hardware on which it is installed) to another. Because of the large number of possible operating platform and hardware combinations, our products can be used in a wide variety of information technology environments. The underlying breakthrough technology that makes this possible is our proprietary source code analysis and migration engine called the Migration Workbench(TM). Our products are built on the Migration Workbench technology and are designed to address migration problems related to specific operating platforms.

         32DIRECT AND 64EXPRESS PRODUCT FAMILIES

         Our 32Direct family of products consists of software which assists the migration of code from one operating platform to another (for example from Sun Solaris(TM) to Linux or Windows). Our 64Express family of products consists of software which migrates code from a 32-bit environment to a 64-bit environment within the same type of operating system, including Windows and Intel (R) Itanium2(TM).

         The following chart enumerates the commercially available solutions among our 32Direct and 64Express product families:

PRODUCTS
--------
32DIRECT SOLUTIONS:   From Solaris                                               To Linux, Windows, HPUX, Linux on IBM zseries
                      From AIX                                                   To Linux, Windows, HPUX, Linux on IBM zseries
                      From HPUX                                                  To AIX, Linux, Windows, Linux on IBM zseries
                      From DYNIX                                                 To HPUX

64EXPRESS SOLUTIONS:  From Windows 32-bit running on Intel Chipset               To Windows 64-bit running on Intel Chipset
                      From Linux 32-bit running on Intel Chipset                 To Linux 64-bit running on Intel Chipset
                      From Windows 32-bit running on AMD Chipset                 To Windows 64-bit running on AMD Chipset
                      From Linux 32-bit running on AMD Chipset                   To Linux 64-bit running on AMD Chipset
                      From IBM Power PC AIX 32-bit                               To IBM Power PC AIX 64-bit
                      From Sun Ultra-Sparc Solaris 32-bit                        To Sun Ultra-Sparc Solaris 64-bit

         MIGRATEC MIGRATION MODEL AND RELATED PRODUCTS

         Our 32Direct and 64Express product families are sold with a closely integrated methodology and process that we call the "MigraTEC Migration Model." This model consists of the "Diagnostic Assessment," "Planning Assessment" and "Full Migration" phases and facilitates the optimal use of our software in each stage. In response to customers' requests, we have integrated Diagnostic Assessments across an entire technology layer, an offering we call the "Enterprise Assessment." The Enterprise Assessment provides us with a stage for selling multiple migration products and services as part of a single assessment effort. We expect the Enterprise Assessment to generate increasing revenue in 2003.

         MIGRATION WORKBENCH

         While our patented Migration Workbench engine supports a large variety of our existing (e.g. our 32Direct and 64Express product families) and potential products focused on migration, we believe it has broader applicability in solving business related problems beyond migration in both the application and the operations (infrastructure, support and maintenance) segments of the information technology market. Migration Workbench can also provide analytical data to permit automated documentation of application architecture or to support maintenance of an existing set of source code.

PRODUCT DEVELOPMENT

         Our existing technology is primarily focused on capitalizing on the market presented by server consolidation activities and adoption of lower TCO information technology platforms by:

         o automating migrations of software from one 32-bit environment to another (cross-platform); and

         o automating the migration of software from 32-bit to 64-bit environments.

         Current product development efforts are intended to build upon and enhance our existing technology and increase our ability to address organizations' migration problems. Our plans focus on delivering operations/maintenance products for use by systems integrator consultants and IT departments throughout the business and governmental sectors. These products are designed to substantially increase the efficiency of both consultants and IT departments by providing real-time visibility into the software environment in which one is operating and to allow users to not only document changes they make to that environment but also to see the impact of those changes prior to making them. Management intends to accelerate these development efforts once we have achieved a significant flow of revenue from our existing products.

         We are also evaluating the market potential for additional future products, such as computer language conversion software, which would convert code written in one language into another language (e.g., from "C" and "C++" to Java or managed "C#").

         We previously announced formalized efforts to further protect our intellectual property. The first phase of this initiative resulted in our obtaining a patent for our Migration Workbench in July 2001. We intend to continue such efforts by seeking additional patents as warranted. In addition to this patent, we own several unregistered trademarks, which include, "MigraTEC Workbench," "MigraSUITE," "64Express," "32Direct," "MigraTEC Migration Model," "M3," "Enterprise Assessment," "Diagnostic Assessment," "Planning Assessment" and "Full Migration."

DISTRIBUTION STRATEGY

         The cornerstone of our distribution strategy is a leveraged customer acquisition model which focuses on establishing relationships with targeted providers of comprehensive IT products and/or services whose strategic objectives are aligned with ours. We believe that comprehensive IT product providers will offer our products and services to their customers to accelerate adoption of their core products and that IT service providers will license our technology to improve the quality of services they offer to their clients as well as enhance the profitability of delivering those services. Licenses with IT service providers are structured with a "pay as you go" component. Our business development executives and account managers are focused on generating revenue from IT product and service providers with extensive sales and marketing resources and a vested interest in offering our products to independent software vendors and corporate IT organizations.

         In addition to licensing and supporting our technology, we offer customers migration and consulting services provided by our own core professional services and support team. While we intend to offer primarily packaged products and enablement services rather than traditional IT services, we anticipate that a significant number of customers will demand our direct involvement in migration projects, particularly early in the adoption cycle. To date, we have performed direct migration services in several small projects for customers. Such services were primarily performed at our migration center located at our headquarters in Dallas, Texas.

         Management believes that relationships with IT product and service providers will yield longer term benefits beyond generating revenue in the near future. In particular, we believe these relationships can direct development efforts toward emerging markets and growing customer bases as well as provide funding to expand key development efforts.

         Consistent with our customer acquisition model and strategy, we have developed non-contractual, non-exclusive technology relationships with Intel and AMD, a contractual, non-exclusive relationship with Hewlett-Packard, a contractual, non-exclusive referral relationship with Dell, non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard, Dell and IBM, as well as a contractual, non-exclusive marketing relationship with AMD.

COMPETITIVE ADVANTAGES

         UNIQUE AND PROPRIETARY SOFTWARE ADDRESSING A MARKET NEED

         Over the past three years, we have invested the majority of our efforts in developing our technology and modifying it to address the industry's major hardware and software platforms. We believe that this investment has created a technological advantage in our proprietary source code analysis engine, based primarily on our being the first company that we know of to develop such an engine. Unlike the traditional manual approaches to analyzing source code by text scanning, and using a formal specification language or mathematical rendering in algebraic notation, we use syntactic (language) and semantic (word) analysis based on a customized parse of the source code. This approach automatically permits:

         o extraction of contextual attributes to support identification of issues specific to a migration such as a cross-platform or 32-bit to 64-bit upgrade;

         o        identification of data relationships and sequences;

         o        data flow tracing to identify the impact of a change; and

         o        grouping or extraction of related data and functionality.

         UPGRADES EXISTING SOFTWARE AT LOW COST

         We believe the need for businesses and organizations to migrate software (in lieu of the other options discussed earlier) when combined with the inherent problems and issues of manual migrations (currently, the only alternative to our automated migration processes), presents a very significant market opportunity. The portion of the migration process that can be migrated using our software is limited only by the fact that automated migration is not compatible with all software. In certain instances, automated migration will only be partially effective, however, we can quickly determine whether or not automated migration will be effective and to what extent. By automating the majority of the migration process, we believe that our migration software provides the following key benefits for businesses and organizations:

         o Reduces the cost of migrating software while enhancing the quality of the end product.

                  o Current costs to manually upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to more than $4.00 per line of code, depending on the path of the migration. By contrast, our automated code migration engines permit code to be migrated at a fraction of that cost. Our experiences, as well as the experiences of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 25%-35% of the costs incurred when such migrations are performed entirely manually.

                  o Improves accuracy of project planning efforts and dramatically reduces both perceived and actual risk by making accurate data available.

                  o Reduces time for a complete migration by 30% to over 60%.

                  o Reduces labor input for migration effort on average up to 80%. Using 64Express, for example, a programmer can migrate up to 25,000 lines of code per day - at least 10 times the manual rate. The sheer "volume of code" issue, therefore, can be easily addressed by deploying additional software, not hiring an army of programmers.

         o        Maximizes current technology investment.

                  o An organization can retain the functionality of current software applications as they are upgraded or migrated to a new operating system, thereby maximizing the investment in their current technology.

                  o        Organizations do not have to rewrite custom code;
                           instead, they can migrate it in a predictable and cost effective manner.

         o        Minimizes or eliminates retraining expense.

                  o Much of the productivity that comes from new technology can be exploited without the corresponding need to retrain every user of that technology. Migration of the user interface allows the application to keep the current "look and feel" on the new platform, thereby minimizing or eliminating otherwise significant retraining expense.

         o        Focuses information systems staff on application enhancements.

                  o Skilled information systems staff is a precious commodity and should be assigned to projects with the highest return on investment to the organization. By using our automated technology, information systems staff will not be burdened with the time-consuming process of manual migration.

                  o In today's cost-constrained environment, most information systems departments and software businesses are under tremendous pressure to reduce cost while maintaining or increasing service levels. Migrating applications manually is costly and only helps protect existing revenue streams. Because of the intelligence built into our automated technology, a less qualified (therefore less expensive) programmer can perform the migration. As a result, automated migration frees those highly skilled, high-cost computer engineers to focus on new revenue streams while safeguarding existing revenue streams.

         o Reduces the need for developing new software versions and the time required for manual migration.

                  o In the technology sector, time to market often determines success or failure. Because automated migration is up to 30% to over 60% faster than manually migrating it, organizations that avail themselves of our automated migration products and expertise may have an advantage over their competition.

         o        Extends life of software applications.

                  o Due to the frequent and dramatic changes in computing technology and the prohibitive cost of traditional migrations, vendors may abandon certain platforms instead of incurring the cost of maintaining them for their customers. Our technology and expertise reduces the cost of migration, making the extension of life of the software or the supporting of an old platform possible and enabling software vendors to offer customers the alternative of migrating their current applications to a new platform.

         NO KNOWN DIRECT COMPETITION

         Currently, we do not believe we have any direct competitors who have developed automated migration products for the "C" and "C++" computer languages, although there are a small number of companies who have developed automated migration products of one kind or another for other language sets. We expect that some competitors will emerge as the market develops. However, we believe we have a competitive advantage by virtue of having previously developed our software and as a result of the relationships we have built with a majority of the industry leading OEMs. Until competitors emerge with automated migration products for the "C" and "C++" computer languages, our competition consists primarily of:

         o entities using internal staff or professional service providers to manually migrate code;

         o independent software vendors that cater to organizations choosing to acquire the necessary code or functional enhancement by purchasing prepackaged software which typically does not address all of the specifics of their organization or requires organizations to retrain their employees to use such software; and

         o systems integrators hired to write new custom code (an expensive and time-consuming process for which proven business rules have to be recreated).

         However, because we believe the value proposition of our code engines is so compelling, we view the foregoing organizations and their efforts not as competition, but rather as potential customers whose jobs will be significantly simplified and whose performance will be dramatically improved through the use of our products and services.

EMPLOYEES

         As of April 22, 2003, we employed approximately 39 full-time personnel and engaged approximately four contract programming consultants for particular projects. None of these employees are covered by collective bargaining agreements and management believes its employee relations are good.

PROPERTIES

         We do not own any real property. Our headquarters are located in Dallas, Texas and consist of approximately 12,313 square feet of leased office space. Our lease extends through February 2004 with an option to renew for an additional 60 months at the then prevailing rate. Current annual rents are $224,640. Management believes that this property is adequately covered by insurance.

         Our headquarters are located at 11494 Luna Road, Suite 100, Dallas, Texas 75234-9421.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion and analysis explains the major factors affecting our results of operations for the years ended December 31, 2002 and 2001 and variance of results between periods. The following discussion of our financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         GENERAL

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, bad debts, capitalization of costs to develop software for sale, and income taxes. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

         REVENUE RECOGNITION

         Our revenues for the fiscal years ended December 31, 2002 and December 31, 2001 consisted of services revenues, software license fees and software maintenance and support revenues.

         Services are usually provided under time and materials contracts and agreed upon fixed or variable fee arrangements. Revenues from services under time and materials contracts and for training are recognized as services are performed. Revenues from agreed upon fee arrangements typically have short-term durations and are recognized upon completion and acceptance by the customer.

         Revenues from software licenses and software maintenance and support services are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2 "Software Revenue Recognition."

         We license software under software license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vendor-specific objective evidence of fair value, principally determined on values when sold separately. If collectibility is not considered probable, revenue is recognized when the fee is collected.

         Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year.

         BAD DEBT

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

         COSTS OF SOFTWARE DEVELOPED FOR SALE

         We expense or capitalize development costs of software to be sold in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. During 2002 and 2001, costs related to development were included in research and development costs. No costs were capitalized in 2002 or 2001. Other research and development expenditures relate to our on going efforts to extend our product lines and evaluate future products, such as computer language conversion software which would convert code written in one computer language to another (e.g., from "C" and "C++" to Java or managed "C#").

         INCOME TAXES

         We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. At December 31, 2002, a full valuation allowance has been recorded. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, if we determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made.

CURRENT UPDATE

         Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. Since December 31, 2002, we have obtained a loan in the principal amount of $125,000, secured by all of our assets, completed private placements of 1,350,000 shares of unregistered common stock yielding proceeds of $216,000, and issued warrants to purchase up to 270,000 shares of common stock at $0.25 per share in connection with these private placements. We have also issued non-transferable warrants to purchase an aggregate of 7,000,000 shares of common stock at $0.35 per share yielding proceeds of $67,900. These warrants expire December 31, 2003 but may be extended to December 31, 2004 at the election of the holders upon payment of fees which aggregate an additional $156,800. As of April 22, 2003, we had cash of $24,515 and $13,800 in outstanding accounts receivable. As of such time, we also had approximately $183,697 in cash obligations. Thus, while the foregoing transactions have enabled us to sustain operations to date, the proceeds we received from these transactions are not sufficient to continue current operations. We will need to raise additional capital immediately to fund continued operations as well as expanded sales and marketing. There can be no assurance that we will successfully raise additional funds sufficient to finance our continued operations.

RESULTS OF OPERATIONS

         2002 was a challenging year for us. Our revenues increased substantially in 2002 over 2001, however, the growth rate was not as great as management hoped for. While we were successful in keeping expenses relatively stable in 2002 as compared to 2001, our expenses, when combined with the slower than expected revenue growth resulted in the net loss we experienced in 2002. Management believes the slower than desired growth in demand for software migration technology and services, which in our opinion resulted in slow revenue growth, was driven primarily by external factors, foremost among them a very sluggish macro-economy and a shrinking set of expenditures on information technology, or IT, in general. Economic uncertainty as well as global instability has led to many organizations delaying capital projects and expenditures in the interest of cash preservation. We believe some of these trends, especially reduced IT spending, are unsustainable in the medium and long term as the corporate sector will have to reinvest in technology to remain competitive and cannot delay upgrades indefinitely. As a result, we believe IT spending in general will increase in coming quarters.

         In our opinion, in the medium and long term, demand for software migration technology and services will significantly outpace the improved growth in the IT market as a whole because this type of technology and these services are critical to reductions in IT infrastructure costs that are sought by government organizations and corporate leaders. This belief is based on three primary factors:

         1. We are beginning to generate revenues from industry leaders that have engaged us to provide our migration technology and services to their customers. In the last few quarters, major original equipment manufacturers, or OEMs, including IBM, Microsoft and Hewlett-Packard have compensated us for providing our migration products and services to certain of their customers.

         2. The feedback we receive from our customers and prospective customers indicates that reducing the total cost of ownership, or TCO, of IT infrastructure while maintaining or increasing service levels continues to be the goal of virtually every organization we have contact with. The number of inquiries regarding our products and services we receive from IT industry partners and end users continues to increase.

         3. In recent months, the media has increasingly covered the drive to lower TCO, such as the emerging move to adopt Linux as an enterprise level operating system in the financial services sector, and the increasing number of governmental agencies that are considering consolidating their IT environments, including custom applications, on Windows based systems.

         We continue to believe that market feedback is clear:

         o        Reducing TCO is imperative for the corporate IT world.

         o Standardizing on industry standard technology is an important element in realizing those savings.

         o Standardization cannot take place unless large amounts of custom software applications can be migrated efficiently.

         o The process for migrating must be manageable, predictable and cost effective.

         Our experiences during 2002 have led us to make a number of tactical modifications to our market approach. First, as the market adjusts to the new economics of the IT industry and begins the move towards industry standard components in the enterprise environment, it appears that the early adopters of industry standard components want to purchase complete "solutions" rather than discreet pieces of software. Until demand increases, we believe systems integrators will not be in a position to staff up new practices and as a result, licensing opportunities will remain limited for the time being. Therefore, we have significantly increased our service delivery capabilities and expect to continue doing so throughout the year. Second, the demand for software migration that exists today appears to be skewed towards migrating from operating environments that have reached the "end of life" and will no longer be supported by the organizations that developed and market them, such as OS2. As a result, we expect that as much as half of our business in 2003 will be "end of life" migrations. Third, we are finding that in today's constrained spending environment, our OEM partners have not experienced as much success as they would like in selling their new lower TCO systems, which success would logically result in increased migration opportunities for us. As a result, we plan to take a more proactive direct sales approach.

         While 2002 was a difficult year, we did make some significant progress both externally in the market place, and internally with our team and capabilities. From an external perspective, as noted earlier, revenue started to grow and a number of industry leading organizations, including Microsoft, IBM, and Hewlett-Packard engaged us to provide products and services to them and certain of their customers. In addition, AMD selected us to provide technology to facilitate the migration of 32-bit code to run in a native 64-bit mode on their upcoming x86-64 family of processors due out in the second quarter of this year.

         We made significant headway from an internal perspective as well. One of our goals in 2002 was to start the transition of our board toward one better suited for a growing public software company. To that end, William B. Patton, Jr., our current Chairman, and John W. White, both of whom have long track records of success in the IT industry, joined our board as independent directors. We also increased our focus on sales and marketing. Recognizing that increased market visibility will be critical to achieving our market potential, we added The Bohle Company, a Los Angeles based, high-technology public market relations firm, to our team in the third quarter of 2002. The Bohle Company serves as our marketing and public relations division. Their efforts to date have helped us gain increased exposure throughout the industry. As we win more business, they will play a larger role in helping us in our public relations efforts. We also increased our marketing efforts significantly in the government, or public, space and hired sales personnel operating out of Herndon, VA. Based on the results of pilot work performed to date, we expect we will have our first federal contracts soon.

         We continue to expect that in excess of 90% of our 2003 revenue will be derived from migrations of software from one 32-bit environment to another, or cross-platform migrations, as opposed to 32-bit to 64-bit migrations, although the anticipated launch of AMD's x86-64 bit technology may be the catalyst for growing the 64-bit market. We also expect that services revenue will significantly outpace license revenue. The point at which we have positive cash flow continues to be dependent on the rate at which the IT sector recovers and projects aimed at lowering IT operating costs are implemented.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

         REVENUES

         During 2002, our revenues increased by approximately 148% to $517,275, compared to $209,000 for 2001. Revenues for 2002 and 2001 consisted primarily of services related to 32 to 64-bit and cross-platform conversions. Management believes that revenues will increase in 2003 as the cross-platform migration market grows and as the 64-bit market grows with the introduction of AMD's 64-bit offering called Opteron(TM).

         COSTS AND EXPENSES

         Our total operating expenses increased by approximately 4% to $6,119,193 during 2002, compared to $5,899,555 for 2001. The majority of our costs and expenses are related to compensation costs. Our operating expenses were higher in 2002 as compared to 2001 because we employed limited contract labor to assist in a significant cross-platform contract.

         Costs of revenues increased approximately 271% to $386,508 during 2002, as compared to $104,242 for 2001. Costs of revenues in 2002 and 2001 consisted of personnel costs and benefits directly attributable to revenues. Operating margins decreased from 50% in 2001 to 25% in 2002 as a result of our employing limited contract labor to assist in a significant cross-platform contract.

         Selling and marketing expenses increased approximately 5% to $1,385,835 during 2002, as compared to $1,325,722 for 2001. Although we reduced periodical advertising expense by $95,478 in 2002 as compared to 2001, which reduced selling and marketing expenses by 7% as compared to 2001, the overall increase resulted from our adding on average two individuals to market our products and services in 2002, representing an increase of 23% from 2001 average staffing levels.

         Research and development expenses decreased approximately 13% to $1,356,414 during 2002, as compared to $1,564,616 for 2001. This decrease primarily resulted from our reducing our research and development staff by an average of one individual in 2002 as compared to 2001. This represents a decrease of 9% from 2001 average staffing levels. Additionally, we reduced contract labor and employment fees relating to research and development in 2002 by an aggregate of $100,655 as compared to 2001. This accounted for a 6% reduction in research and development costs. These decreases were possible as a result of our concluding some major product development efforts.

         General and administrative expenses increased 3% to $2,990,436 during 2002, as compared to $2,904,975 for 2001. This minor increase can be attributed to a number of factors, including, without limitation, the following:

         o Stockholder meeting expenses - increased by $91,172 in 2002 as compared to 2001 because we did not hold a stockholders meeting in 2001.

         o Legal and accounting fees - decreased by $60,774 in 2002 as compared to 2001 due to lower legal and accounting fees associated with SEC filings.

The foregoing changes were generally offset by normal fluctuations in other recurring general and administrative expenses.

         In 2000 we issued options to purchase an aggregate of 12,185,382 shares of common stock to directors, officers and employees, of which an aggregate of 3,800,000 options to purchase common stock have exercise prices less than the market value at the date of grant. The aggregate excess of the market value as compared to the exercise price at the date of grant was deferred and is being amortized, as compensation expense, over the respective vesting periods. The amount amortized as compensation expense in 2002 and 2001 was $683,749 and $728,334, respectively. The amounts were expensed as follows:

                                                  2002         2001
                                               --------     --------
              Selling and marketing            $     --     $ 44,584
              Research and development           40,000       40,000
              General and administrative        643,749      643,750
                                               --------     --------
                                               $683,749     $728,334
                                               ========     ========


         INTEREST AND FINANCING EXPENSE

         Our interest and financing expense decreased to $10,781 during 2002, as compared to $182,560 for 2001. Financing fees decreased to $0 during 2002, as compared to $116,336 for 2001. These expenses decreased as a result of debt repayments in 2002. Additional debt was not incurred in 2002 since the majority of our operating capital was obtained from issuance of common stock in 2002.

         INTEREST INCOME

         Interest income in 2002 increased to $25,456, as compared to $10,098 in 2001. As a result of operating capital raised in 2002, we had on average more cash available for investment in 2002 as compared to 2001.

         PROVISION FOR INCOME TAXES

         As a result of operating losses for 2002 and 2001, we have not had a federal income tax obligation. During the years ended December 31, 2002, and 2001, we incurred net operating losses for federal tax purposes of approximately $4,988,873 and $ 5,304,803, respectively. No tax benefit has been recorded in either 2002 or 2001 due to the uncertainty that we will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The net operating loss carryover for the year ended December 31, 2002, will expire in 2017. We have aggregate net operating loss carry-forwards for federal tax purposes totaling approximately $30,124,000, which will expire between 2011 and 2017.

         NET LOSS

         For the year ended December 31, 2002, we incurred a net loss of $5,587,243, or $0.04 per share, as compared to a net loss of $5,863,017, or $0.06 per share, for the year ended December 31, 2001.

         CAPITAL RAISED IN 2002

         During 2002, we raised approximately $5,454,669 from the following sources:

         o We issued 2,722,638 shares of unregistered common stock under the Common Stock Purchase Agreement with Ironhead Investments Inc. (see Liquidity and Capital Resources). These shares were sold in six transactions and raised $803,656 (net of commissions and escrow costs) with a weighted average price per share of $0.3130.

         o We issued 1,146,000 shares of common stock upon exercise of previously issued options and warrants yielding proceeds of $228,863 with a weighted average price per share of $0.1997.

         o We issued 18,417,000 shares of unregistered common stock in connection with completed private placements yielding net proceeds of $4,422,150 with a weighted average price per share of $0.2401.

         POTENTIAL DILUTION

         The following demonstrates the potential dilution of our issued and outstanding common stock as of December 31, 2002.

                                                        WEIGHTED AVERAGE EXERCISE
                                          OUTSTANDING          PRICE PER SHARE
                                          -----------   -------------------------
Common stock                              161,007,550
Warrants                                    1,445,143            $0.3327
Stock Options:
    Non-Affiliates                             50,000             0.3800
    Directors, Officers and Employees      25,984,014             0.3193
                                          -----------
                                          188,486,707
                                          ===========

         Further dilution may result from the exercise of additional warrants issued subsequent to December 31, 2002 and the exercise of stock options pursuant to additional stock option grants under the MigraTEC, Inc. Long-Term Incentive Plan. As of December 31, 2002, options to purchase 339,800 shares of common stock remained issuable under our Long-Term Incentive Plan. However, effective January 27, 2003, our board approved an increase in the number of shares of common stock authorized and reserved for issuance under the Long-Term Incentive Plan from 21,900,000 shares to 30,000,000 shares.

         LIQUIDITY AND CAPITAL RESOURCES

         For 2002, the net cash used in operating activities of $5,043,494 resulted from our net loss of $5,587,243, which included non-cash charges for depreciation, and amortization of $98,636 and charges for deferred stock compensation of $683,749. For 2001, the net cash used in operating activities of $4,952,831 resulted from our net loss of $5,863,017, which included non-cash charges for depreciation, and amortization of $113,981 and charges for deferred stock compensation of $728,334.

         As of December 31, 2002, we had cash of $881,035 and $92,500 in outstanding accounts receivable, compared to cash of $649,302 and $15,000 in outstanding accounts receivable at December 31, 2001.

         As of December 31, 2002, our contractual cash obligations and the periods in which payments under such cash obligations are due are as follows:

                                                           PAYMENTS DUE BY PERIOD
                                                  ------------------------------------
                                                  LESS THAN 1                 AFTER 3
   CONTRACTUAL OBLIGATIONS              TOTAL        YEAR      1-3 YEARS      YEARS
   -----------------------           ----------   ----------   ----------   ----------
Long Term Debt                       $    9,639   $    9,639   $       --   $       --
Capital Lease Obligations                18,269        3,086       12,837        2,346
Operating Leases                        262,080      224,640       37,440           --
                                     ----------   ----------   ----------   ----------
Total Contractual Cash Obligations   $  289,988   $  237,365   $   50,277   $    2,346


         During the year ended December 31, 2002, we had net cash provided by financing activities of $5,333,835 consisting of $5,454,669 in connection with the issuance of common stock. The cash proceeds were offset by $120,834 expended for the repayment of principal of notes payable and obligations under capital leases. During the year ended December 31, 2001, we had net cash provided by financing activities of $5,438,832 consisting of $5,906,112 in connection with the issuance of common stock, and $450,000 in proceeds from short-term loans from BEM Capital Partners, Inc. and The Glebe Group, which notes were repaid in 2002 and 2001, respectively. The cash proceeds were offset by $917,280 expended for the repayment of principal of notes payable and obligations under capital leases.

         On March 27, 2001, we entered into a Common Stock Purchase Agreement with Ironhead Investments Inc. establishing a private equity line of credit. Pursuant to the agreement, Ironhead committed to purchase from us shares of common stock at a maximum purchase price of up to $20,000,000 over a twenty-month period beginning with the date (June 28, 2001) on which these shares were registered with the Securities and Exchange Commission, or the SEC. The number of shares actually issuable by us and the price per share to be paid by Ironhead were dependent upon a defined trading volume of our common stock and a defined average trading price (net of a 6% discount). During 2002, we raised proceeds of $803,656 (net of commissions and escrow costs) under this arrangement through the sale of 2,722,638 shares of common stock at a weighted average price per share of $0.3130. During the term of the agreement, we were prevented from issuing shares to Ironhead to the extent Ironhead would beneficially own more than 9.9% of our then outstanding common stock. Any resale of shares by Ironhead reduced the number of shares beneficially owned by Ironhead and therefore enabled us to issue additional shares to Ironhead without violating this condition. As of February 28, 2003, our private equity line of credit arrangement with Ironhead expired.

         We engaged GKN as an agent to facilitate the foregoing transaction and paid GKN a 5% placement fee for each draw under the equity line. In connection with the private equity line of credit, Ironhead and GKN Securities were issued five-year warrants to purchase an aggregate of 650,000 shares of our common stock at an exercise price of $0.42 per share. These warrants remained outstanding as of December 31, 2002.

         We had substantial operating losses during the year ended December 31, 2002 and the prior two years. For the years ended December 31, 2002, 2001 and 2000, we incurred net losses of $5,587,243, $5,863,017 and $10,193,130, respectively. At December 31, 2002, we had an accumulated deficit of $33,281,577.

         We will need to raise additional capital immediately to fund normal operating costs and expanded sales and marketing efforts. Results of operations in the future will be influenced by numerous factors including, but not limited to:

         o        the availability of substantial additional funding;

         o internal technological developments and those of our technology and marketing associates;

         o the continued and accelerated movement of the IT industry to low TCO platforms;

         o the successful introduction and acceptance of Intel's 64-bit chips, Itanium and Itanium 2, and AMD's Opteron Chip;

         o rapid and wide-spread adoption of automated migration technology;

         o further development and protection of our proprietary software products and services;

         o expansion of our marketing program and market acceptance of our products and services;

         o capacity to further identify us as a provider of migration products;

         o our ability to control increases in expenses associated with sales growth and other costs; and

         o our ability to attract and maintain a skilled and cohesive management group.

         Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding immediately, we will be unable to continue as a going concern. As disclosed in the report of independent auditors on our financial statements provided elsewhere in this prospectus, our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern. Subsequent to December 31, 2002, we have obtained a loan in the principal amount of $125,000, secured by all of our assets, completed private placements of 1,350,000 shares of unregistered common stock yielding proceeds of $216,000, and issued warrants to purchase up to 270,000 shares of common stock at $0.25 per share in connection with these private placements. We have also issued non-transferable warrants to purchase an aggregate of 7,000,000 shares of common stock at $0.35 per share. The warrant holders paid fees which aggregate $67,900. These warrants expire December 31, 2003 but may be extended to December 31, 2004 at the election of the holders upon payment of fees which aggregate an additional $156,800. As of April 22, 2003, we had cash of $24,515 and $13,800 in outstanding accounts receivable. As of such time, we also had approximately $183,697 in cash obligations. Thus, while the foregoing transactions have enabled us to sustain operations to date, the proceeds we received from these transactions are not sufficient to continue current operations. In the event we are unable to obtain additional capital from profitable operations and capital sources immediately, we will be forced to significantly reduce or discontinue our current operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table lists the names and ages of our current directors and named executive officers and all positions they hold. Each of the listed officers has been appointed by our board of directors and serves at the discretion of the board. Our directors will hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

         NAME               AGE                     POSITION
         ----               ---                     ---------
William B. Patton, Jr.       67    Chairman of the Board
W. Curtis Overstreet         57    Vice Chairman of the Board
T. Ulrich Brechbuhl          39    Director, President, Chief Executive Officer,
                                   Chief Financial Officer and Secretary
Rick J. Johnson              44    Senior Vice President, Software Products and
                                   Solutions
R. Wesley Blair              30    Senior Vice President, Sales, Marketing and
                                   Delivery
Richard A. Gray, Jr.         55    Director
Drew R. Johnson              34    Director
John W. White                64    Director

         WILLIAM B. PATTON, JR. has been a director and Chairman of the Board since February 2002. Mr. Patton serves on the boards of several computer and software related high technology companies. He currently serves as a director of Site of Care Systems and as an advisory board member of Centor and CraniaMania. Mr. Patton also serves as the Chairman of the Board of Transnational Computer Technology. Additionally, he serves on two not-for-profit boards, including the University of California at Irvine and the University of Missouri at Rolla and he is a limited partner of ARCH Venture Partners, a venture capital firm specializing in seed and second round investments in the computer and related high technology fields. Prior to his retirement in November of 1997, Mr. Patton served as Chairman of MicroOptical Devices, one of the world's leading developers of vertical cavity surface emitting laser technology. Prior to joining MicroOptical Devices in 1996, Mr. Patton was an elected officer, Senior Vice President and Chairman of the Federal System Group and one of the three members of the Office of President of Unisys Corporation, reporting to the Chairman.

         W. CURTIS OVERSTREET has served as an executive officer and as a director since April 1997. He has served as Vice Chairman of the Board since October 2002. Prior to this position, Mr. Overstreet served as President from April 1997 through October 2000 and as Chief Executive Officer from April 1997 through September 2002. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas, based in Dallas, Texas.

         T. ULRICH BRECHBUHL has served as a director since February 2002. He has served as Chief Executive Officer since October 2002, President since October 2000 and Chief Financial Officer and Secretary since March 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, LLC, a manufacturer of precision-machined parts for the aerospace industry. He continues to serve as an executive board member for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a Senior Manager with Bain & Company, Inc. in Boston, Massachusetts and Dallas, Texas, where he focused on high technology and aerospace industries.

         RICK J. JOHNSON has served as an executive officer of MigraTEC since July 1997. Since October 2002, he has served as Senior Vice President, Software Products and Solutions. Prior to this position, he served as Chief Operating Officer from July 1997 through September 2002 and as Secretary from July 1997 to March 1998. From 1995 to July 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions.

         R. WESLEY BLAIR has served as an executive officer of MigraTEC since May 2002. He has served as Senior Vice President of Sales, Marketing and Delivery since October 2002 and previously served as Vice President of Sales and Marketing. Prior to joining MigraTEC in January 2002, Mr. Blair was a Senior Manager with Bain & Company, Inc. in Dallas, Texas, where he focused on technology growth strategies and turnarounds. From 1996 until 1999, Mr. Blair served as an officer of Amtran, Inc., a public leisure travel holding company based in Indianapolis, Indiana, where his roles included corporate strategy, sales and marketing, and divisional general management.

         RICHARD A. GRAY, JR. has served as a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas.

         DREW R. JOHNSON has served as a director since January 2000. He is a partner in the Private Equity Group at Cardinal Investment Company, an investment firm in Dallas, Texas, where he has worked since 1997. Prior to joining Cardinal, Mr. Johnson was employed with the consulting firm of McKinsey & Company. He currently serves on the boards of several private companies.

         JOHN W. WHITE has served as a director since July 2002. Mr. White is the retired Vice President and Chief Information Officer for Compaq Computer Corporation. Prior to joining Compaq, Mr. White spent 28 years with Texas Instruments where he served in various management and technical roles, including Vice President and Chief Information Officer and President of the Information Technology Group. He also spent four years with Electronic Data Systems developing the EDS on-line transaction processing system for the health care, life insurance, and banking industries. Mr. White currently serves on the boards of Citrix Systems and Scheduling.com and serves as an advisory board member for several companies. He is also Chairman of the board of Metasolv, Fuego and NetNumber.

         No family relationships exist among our directors and executive officers and no events have occurred during the past five years that we believe are material to an evaluation of the ability or integrity of any director or executive officer.

SIGNIFICANT EMPLOYEES

         ALAN LARSON, Vice President of Product Services, joined the company in March 2001. Mr. Larson brings over 20 years of experience in the management and delivery of information systems. Prior to joining MigraTEC, Mr. Larson held professional services and other senior management positions at companies including Sybase, Inc. from 1993 to 1997, EMC Corporation from 1997 to 1998, Siebel Systems, Inc. in 1998, EXE Technologies, Inc. from 1998 to 1999, Interworld Corporation from 1999 to 2000 and Objectspace, Inc. from 2000 to 2001.

         SIMON MAK, Vice President of Business Development, joined us in July 2000. From 1998 to 2001, Mr. Mak was the Chief Executive Officer of Protarget.com, Inc., an online portal providing e-services that target dentists. In 1998, Mr. Mak also served as Vice President of Sales and Marketing for Horizon Media, Inc., a startup publisher of business intelligence in the Asia/Pacific region. From 1995 to 1996, Mr. Mak worked as an independent consultant.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         During the fiscal years ended December 31, 2002 and 2001, we paid our directors an aggregate of $74,000 and $80,000, respectively, for serving on our board of directors. Directors who are not officers or employees of MigraTEC earned $10,000 annually, or $2,500 per fiscal quarter, while serving on the board. Additionally, in March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Mr. Gray for services rendered and John W. White received an option to purchase 500,000 shares of common stock at $0.20 per share upon his election to the board. William B. Patton, Jr., as Chairman of the Board, earned $48,000 annually, or $4,000 per month, and received an option to purchase 1,000,000 shares of common stock at an exercise price of $0.33 per share upon his election to the board. Mr. Patton also received $7,500 for consulting services in 2002. Kevin C. Howe, our former Chairman of the Board, earned $5,000 while serving as Chairman in January 2002. Directors were also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by us for the three years ended December 31, 2002 on behalf of each of our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                      LONG TERM COMPENSATION
                                              -------------------                      ----------------------
                                                                OTHER ANNUAL       SECURITIES             ALL
           NAME AND                       SALARY      BONUS     COMPENSATION       UNDERLYING            OTHER
       PRINCIPAL POSITION        YEAR       ($)        ($)          ($)            OPTIONS (#)        COMPENSATION
       ------------------        ----    --------    -------    ------------       -----------        ------------
W. Curtis Overstreet             2002    $165,200    $40,000      $19,800 (1)      1,000,000 (2)         1,568 (6)
   Vice Chairman of the Board    2001     140,200      -0-         19,800 (1)          -0-                -0-
                                 2000     127,500      -0-         18,150 (1)      3,000,000 (3)          -0-

T. Ulrich Brechbuhl              2002     180,000     40,000         -0-           2,000,000 (2)         6,568 (6)
   President, Chief Executive    2001     145,000      -0-           -0-               -0-                -0-
   Officer, Chief Financial      2000     123,333      -0-           -0-           3,500,000 (3)          -0-
   Officer and Secretary

Rick J. Johnson                  2002     143,000     7,000          -0-             500,000 (2)         6,845 (6)
   Senior Vice President         2001     135,000      -0-           -0-               -0-                -0-
                                 2000     128,917      -0-           -0-             937,500 (3)          -0-

R. Wesley Blair                  2002     145,000     2,000         6,940 (5)      3,000,000 (2)          -0-
   Senior Vice President (4)     2001       -0-        -0-           -0-               -0-                -0-
                                 2000       -0-        -0-           -0-               -0-                -0-

----------------

         (1) Housing allowance paid directly to Chelsea Homes, Inc. on behalf of Mr. Overstreet.

         (2) Options to purchase shares of our common stock granted in 2002.

         (3) Options to purchase shares of our common stock granted in 2000.

         (4)      Mr. Blair joined MigraTEC in January 2002.

         (5)      Mr. Blair earns commissions based on revenues.

         (6) In prior years, we contributed matching funds to participants in our 401(k) savings plan. In 2002, we distributed forfeited matching funds to participants.

         The following table sets forth information with respect to stock options to purchase common stock granted to our named executive officers during the fiscal year ended December 31, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                          NUMBER OF SECURITIES     PERCENT OF TOTAL OPTIONS
                                               UNDERLYING          GRANTED TO EMPLOYEES IN      EXERCISE PRICE
      NAME AND PRINCIPAL POSITION            OPTIONS GRANTED            FISCAL YEAR (1)            ($ / SH)       EXPIRATION DATE
      ---------------------------         --------------------     ------------------------     --------------   -----------------
W. Curtis Overstreet
   Vice Chairman of the Board                  1,000,000 (2)                 11.25%                  $0.28       September 9, 2012

T. Ulrich Brechbuhl
   President, Chief Executive Officer,
   Chief Financial Officer and Secretary       2,000,000 (2)                 22.51%                  $0.28       September 9, 2012

Rick J. Johnson
   Senior Vice President                         500,000 (2)                  5.63%                  $0.28       September 9, 2012

R. Wesley Blair
   Senior Vice President                       2,000,000 (3)                 22.51%                  $0.34         January 1, 2012
                                               1,000,000 (2)                 11.25%                  $0.28       September 9, 2012

-----------------
         (1) Percent of total options is based on options to purchase a total of 8,886,168 shares of our common stock granted to employees during the fiscal year ended December 31, 2002.

         (2) This option vests 1/6 every six months beginning March 10, 2003.

         (3)      This option vests 1/6 every six months beginning July 2, 2002.

         The following table sets forth information with respect to stock options exercised and held by our named executive officers as of December 31, 2002. The closing bid price for our common stock on December 31, 2002 was $0.19.


           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                    SHARES                           UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                                  ACQUIRED ON      VALUE               OPTIONS AT FY-END                FY-END EXERCISABLE /
 NAME AND PRINCIPAL POSITION       EXERCISE      REALIZED ($)     EXERCISABLE / UNEXERCISABLE (#)        UNEXERCISABLE ($)
 ---------------------------      -----------    ------------     -------------------------------     -----------------------
W. Curtis Overstreet
   Vice Chairman of the Board       125,000      $ 15,750             2,250,000 / 1,625,000                 $ -0- / $ -0-

T. Ulrich Brechbuhl
   President, Chief Executive
   Officer, Chief Financial           -0-          -0-                2,433,333 / 3,066,667                 $ -0- / $ -0-
   Officer and Secretary

Rick J. Johnson
   Senior Vice President              -0-          -0-                1,179,167 /   708,333                 $ -0- / $ -0-

R. Wesley Blair
    Senior Vice President             -0-          -0-                  333,333 / 2,666,667                 $ -0- / $ -0-

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with W. Curtis Overstreet, our Vice Chairman of the Board, on April 10, 1997, which provides for an annual base salary ($165,200 at December 31, 2002) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

         We entered into an employment agreement with Rick J. Johnson, our Senior Vice President, Software Products and Solutions, on July 1, 1997, providing for an annual base salary ($143,000 at December 31, 2002) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

STOCK OPTION PLANS

         1999 PLAN

         We terminated our prior stock option plan and adopted a new stock option plan in 1999 (the "1999 Plan"). Under the terms of the 1999 Plan, we could grant up to 2,000,000 shares of our common stock. The 1999 Plan was not approved by our stockholders within one year of adoption by our board of directors, thereby converting incentive stock options granted under the 1999 Plan to non-qualified stock options for federal income tax purposes. All terms of the options remained unchanged. No further options may be granted under the 1999 Plan. As of April 22, 2003, a total of 587,318 shares are issuable upon exercise of options currently outstanding under the 1999 plan. We registered the shares of common stock issuable under the 1999 plan on a Form S-8 (Registration No. 333-74309) filed with the SEC on March 12, 1999.

         2000 PLAN

         In January 2000, our board of directors approved the MigraTEC, Inc. Long-Term Incentive Plan (the "2000 Plan"), which currently provides for the issuance of up to 30,000,000 shares of our common stock in the form of stock options, dividend equivalent rights or restricted share awards to our directors, officers, employees and consultants. The 2000 Plan, which originally provided for the issuance of up to 7,000,000 shares of our common stock, was approved at the Annual Stockholders' Meeting held on June 23, 2000.

         In December 2000, our board of directors amended the 2000 Plan to increase the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 7,000,000 shares to 14,000,000 shares. The amendment was not submitted to our stockholders for approval within one year of approval by our board of directors, thereby converting incentive stock options granted under the 2000 Plan pursuant to this increase to non-qualified stock options for federal income tax purposes. In May 2002, our board of directors amended the 2000 Plan to increase the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 14,000,000 shares to 21,900,000 shares, effective as of January 1, 2002. The stockholders approved the amendment on October 10, 2002. Effective January 27, 2003, our board approved an increase in the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 21,900,000 shares to 30,000,000 shares. As of April 22, 2003, a total of 22,328,365 shares were issuable upon exercise of options currently outstanding under the 2000 plan. Of the 30,000,000 shares issuable under the 2000 Plan, 22,000,000 shares are registered pursuant to a Form S-8 (Registration No. 333-90054) filed with the SEC on June 7, 2002. We plan to register an additional 8,000,000 shares on a Form S-8 later this year.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

         o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

         o by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

         o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         CERTIFICATE OF INCORPORATION

         Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that we will indemnify all persons whom we may indemnify to the fullest extent permitted by law.

         BYLAWS

         Our bylaws generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that our directors and officers will at all times be indemnified to the maximum extent permitted by law.

         INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with each of our directors. These agreements provide our directors with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses (such as attorneys' fees, witness fees, damages, judgments, fines and settlement costs), establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

         INSURANCE

         We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

         SEC POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Kevin C. Howe, a former director and Chairman of the Board, and Drew R. Johnson joined our board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. and MT Partners, LP, respectively, in connection with the initial closing of a $3,750,000 investment in the company. As a result of this investment, Mercury and MT Partners each received convertible promissory notes and warrants to purchase shares of our common stock. All of the warrants have been exercised and effective as of May 14, 2002, the notes have been converted in full into shares of common stock.

         In connection with the investments described above, we entered into a shareholders' agreement with Mercury, MT Partners, W. Curtis Overstreet and Rick
J. Johnson, pursuant to which Mercury and MT Partners have the right to designate three directors to serve on the board. The shareholders' agreement restricts the parties' transfer of our common stock and provides MT Partners and Mercury with a right of first refusal for private transfers of our common stock. In addition, the agreement requires the approval of at least 70% of our board of directors for any of the following corporate actions:

         o permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to our fully diluted common stock equivalent position as of January 25, 2000;

         o disposing of all or substantially all of our properties or assets;

         o merging where such transaction involves greater than 20% of our market capitalization;

         o        voluntarily dissolving, liquidating or partially liquidating;

         o        incurring additional debt in excess of $250,000;

         o incurring any single capital expenditure in excess of $150,000;

         o declaring or paying any dividend with respect to any of our capital stock;

         o        purchasing any of our capital stock;

         o amending the employment contracts or making material changes to the compensation or severance amounts of certain of our officers;

         o amending, altering or repealing our certificate of incorporation or bylaws; or

         o        entering into contracts with any of our affiliates.

         The shareholders' agreement will terminate upon the consummation of any merger, consolidation, recapitalization or reorganization if any stock or securities received in such transaction are registered under the Exchange Act, by the agreement of all parties or at such time as MT Partners and Mercury dispose of common stock comprising more than 60% of their aggregate ownership as of May 1, 2000.

         In addition to Drew R. Johnson, William B. Patton, Jr., our current Chairman of the Board, and John W. White currently serve as the board designees of Mercury and MT Partners.

         In a separate transaction occurring in December 2000, Mercury loaned us $565,000. This note and its accrued interest were repaid by December 2001.

         William B. Patton, Jr., our Chairman of the Board, received $7,500 for consulting services provided to the company in the second quarter of 2002. In March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the company, for services rendered to the company. We also issued 400,000 shares of common stock at a price of $0.25 per share to each of Mr. Gray and Mr. Gray's spouse pursuant to private placements of common stock. In April 2002, we issued an additional 31,000 shares of common stock at a price of $0.20 per share to Mr. Gray's spouse upon the exercise of a warrant to purchase common stock.

     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than five percent of our voting securities, for each director and named executive officer, and for all directors and named executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.

         All information is as of April 22, 2003. As of such date, 162,357,550 shares of our common stock were issued and outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of April 22, 2003 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.


                                                AMOUNT AND NATURE OF
NAME AND ADDRESS (1)                            BENEFICIAL OWNERSHIP     PERCENT OF CLASS
--------------------                            --------------------     ----------------
W. Curtis Overstreet                                 2,791,667 (2)            1.69%
T. Ulrich Brechbuhl                                  2,869,167 (3)            1.74%
R. Wesley Blair                                        833,333 (4)              *
Rick J. Johnson                                      1,464,167 (5)              *
Richard A. Gray, Jr.                                 4,276,000 (6)            2.62%
Drew R. Johnson                                              0                  *
John W. White                                          158,000 (7)              *
William B. Patton, Jr.                                 562,500 (8)              *
Mercury Fund No. 1, Ltd.                            14,410,913 (9)            8.88%
Kevin C. Howe                                       14,410,913 (9)            8.88%
MT Partners, L.P.                                   10,033,700 (10)           6.18%
Marshall Payne                                      10,033,700 (10)           6.18%
Directors and Executive Officers as a Group         12,954,834                7.53%

---------

(1)      *  Less than 1%

(2) The business address for Messrs. Overstreet, Brechbuhl and R. Johnson is 11494 Luna Road, Suite 100, Dallas, Texas 75234. The address for Mr. Patton is 4217 Loma Rosada, El Paso, Texas 79934. The business address for Mr. Gray is 1900 Cedar Springs, Dallas, Texas 75201. The address for Mr. White is 2804 Fenwick Lane, Plano, Texas 75093. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 5916 Arbor Hollow, McKinney, Texas 75070. The business address for Mr. Payne, Mr. D. Johnson and MT Partners, L.P. is 500 Crescent Court, Suite 250, Dallas, Texas 75201.

(3) These shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.

(4) Includes 2,866,667 shares issuable to Mr. Brechbuhl upon the exercise of outstanding stock options.

(5) These shares are issuable to Mr. Blair upon the exercise of outstanding stock options.

(6) Includes 1,366,667 shares issuable to Mr. R. Johnson upon the exercise of outstanding stock options.

(7) Includes 1,050,000 shares issuable to Mr. Gray upon the exercise of outstanding stock options and warrants, 531,000 shares held Mr. Gray's spouse and 100,000 shares held by the Gray Family Trust, of which Mr. Gray is the trustee.

(8) These shares are issuable to Mr. White upon the exercise of outstanding stock options.

(9) These shares are issuable to Mr. Patton upon the exercise of outstanding stock options.

(10)     Based solely on a review of Mercury Fund No. 1, Ltd.'s report on
         Schedule 13G filed with the SEC on February 5, 2003. Mr. Howe exercises voting control over these shares on behalf of the general partner of the general partner of Mercury Fund No. 1, Ltd.

(11) Based solely on a review of MT Partners, L.P.'s report on Schedule 13G filed with the SEC on February 5, 2003. Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, L.P.

                          DESCRIPTION OF CAPITAL STOCK

         Our certificate of incorporation authorizes the issuance of 250,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of April 22, 2003, we had 162,357,550 shares of common stock issued and outstanding held by approximately 983 record holders. We have no preferred stock issued and outstanding.

COMMON STOCK

         Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

         Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of our outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which we may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

         Our common stock is currently traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. under the trading symbol "MIGR." The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTC Bulletin Board. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

PREFERRED STOCK

         Our board of directors is authorized to issue our preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the board.

FUTURE ISSUANCES OF PREFERRED STOCK

         We have no present intention to issue any shares of our preferred stock. However, our board may issue such shares in connection with raising additional capital in the future if the board deems it advisable to do so.

SHARES ELIGIBLE FOR FUTURE SALE

         As of April 22, 2003, 162,357,550 shares of our common stock were issued and outstanding of which 65,825,290 shares are "restricted securities," as such term is defined under the Securities Act.

         In general, Rule 144 (as presently in effect), promulgated under the Securities Act, permits a stockholder who has beneficially owned restricted shares of common stock for at least one year to sell without registration, within any three-month period, provided that such number of shares does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume over a defined period of time and assuming we have complied with certain reporting requirements of Rule 144. In addition, if the restricted shares of common stock are held for at least two years by a person not affiliated with us (in general, a person who is not an executive officer, director or principal stockholder of the company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

                                LEGAL PROCEEDINGS

         From time to time we are party to what we believe is routine litigation and proceedings that may be considered as part of the ordinary course of our business. Currently, we are not aware of any current or pending litigation or proceedings that would have a material adverse effect on our business, results of operations or financial condition.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, our independent auditors, have audited our consolidated financial statements at December 31, 2002 and 2001 and each of the two years in the period ended December 31, 2002, as set forth in their report thereon (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in this prospectus and registration statement in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS





                                                                     PAGE
                                                                     ----
REPORT OF INDEPENDENT AUDITORS                                       F-2


FINANCIAL STATEMENTS

         Consolidated Balance Sheets                                 F-3

         Consolidated Statements of Operations                       F-4

         Consolidated Statements of Stockholders' Equity (Deficit)   F-5

         Consolidated Statements of Cash Flows                       F-6

         Notes to Consolidated Financial Statements                  F-7


                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors MigraTEC, Inc.

We have audited the accompanying consolidated balance sheets of MigraTEC, Inc. and subsidiary (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MigraTEC, Inc. and subsidiary at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses and negative cash flows from operations raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note
2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.

                                              /s/ ERNST & YOUNG LLP
                                              --------------------------------
                                              ERNST & YOUNG LLP

Dallas, Texas
March  18, 2003

                         MIGRATEC, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS

                                                                                                         DECEMBER 31,
                                                                                              ----------------------------------
                                                                                                   2002               2001
                                                                                              ---------------    ---------------
ASSETS
CURRENT ASSETS
       Cash                                                                                   $       881,035    $       649,302
       Accounts receivable                                                                             92,500             15,000
       Other current assets                                                                           173,577             73,206
                                                                                              ---------------    ---------------
            Total current assets                                                                    1,147,112            737,508


PROPERTY AND EQUIPMENT, NET                                                                           121,765            145,381

OTHER ASSETS
     Capitalized software costs, net of amortization of $90,624 and
           $90,352 in 2002 and 2001, respectively                                                         190                465
     Other assets                                                                                      59,863              7,756
                                                                                              ---------------    ---------------
           Total other assets                                                                          60,053              8,221
                                                                                              ---------------    ---------------

           Total Assets                                                                       $     1,328,930    $       891,110
                                                                                              ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
       Accounts payable                                                                       $       256,155    $       305,663
       Accrued expenses                                                                               198,238            157,388
       Current portion of long-term debt and notes payable                                              9,639            118,763
       Obligations under capital leases                                                                 3,086              1,744
                                                                                              ---------------    ---------------
            Total current liabilities                                                                 467,118            583,558

LONG-TERM LIABILITIES
       Long-term portion of notes payable                                                                  --          2,509,639
       Long-term portion of obligations under capital leases                                           15,183              2,459
                                                                                              ---------------    ---------------
            Total long-term liabilities                                                                15,183          2,512,098
                                                                                              ---------------    ---------------
            Total liabilities                                                                         482,301          3,095,656

MINORITY INTEREST                                                                                      (3,752)            (3,752)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
       Preferred stock 50,000,000 shares authorized; $0.001 par value; none issued or outstanding
       Common stock $0.001 par value; 250,000,000 shares authorized;
             161,007,550 and 128,586,361 shares issued at December 31, 2002 and
             2001, respectively; 161,007,550 and 118,721,912 shares outstanding
             at December 31, 2002 and 2001, respectively                                              161,008            128,586
       Additional paid-in capital                                                                  34,056,263         27,911,907
       Deferred stock compensation                                                                    (85,313)          (769,062)
       Treasury stock, at cost (9,864,449 shares in 2001)                                                  --         (1,777,891)
       Accumulated deficit                                                                        (33,281,577)       (27,694,334)
                                                                                              ---------------    ---------------
            Total stockholders' equity (deficit)                                                      850,381         (2,200,794)
                                                                                              ---------------    ---------------

            Total Liabilities and Stockholders' Equity (Deficit)                              $     1,328,930    $       891,110
                                                                                              ===============    ===============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    YEAR ENDED DECEMBER 31,
                                                               ----------------------------------
                                                                     2002               2001
                                                               ---------------    ---------------
REVENUES
 Software licenses                                             $        35,000    $            --
 Services                                                              482,275            206,833
 Software maintenance fees                                                  --              2,167
                                                               ---------------    ---------------
     TOTAL REVENUES                                                    517,275            209,000
                                                               ---------------    ---------------

COSTS AND EXPENSES
 Cost of revenues                                                      386,508            104,242
 Selling and marketing                                               1,385,835          1,325,722
 Research and development                                            1,356,414          1,564,616
 General and administrative                                          2,990,436          2,904,975
                                                               ---------------    ---------------
     TOTAL COSTS AND EXPENSES                                        6,119,193          5,899,555
                                                               ---------------    ---------------

LOSS FROM OPERATIONS                                                (5,601,918)        (5,690,555)
 Other income (expense)
     Interest and financing expense                                    (10,781)          (182,560)
     Interest income                                                    25,456             10,098
                                                               ---------------    ---------------
         TOTAL OTHER INCOME (EXPENSE)                                   14,675           (172,462)
                                                               ---------------    ---------------

NET LOSS                                                       $    (5,587,243)   $    (5,863,017)
                                                               ===============    ===============

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)                  $         (0.04)   $         (0.06)
                                                               ===============    ===============

WEIGHTED AVERAGE COMMON SHARES
            ISSUED AND OUTSTANDING (BASIC AND DILUTED)             146,659,596        103,676,530
                                                               ===============    ===============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     Years Ended December 31, 2002 and 2001


                                                                                             DEFERRED
                                                  COMMON         COMMON       ADDITIONAL      STOCK          TREASURY
                                                  STOCK          STOCK         PAID-IN        COMPEN-         STOCK
                                                 (SHARES)        AMOUNT        CAPITAL        SATION         (SHARES)
                                               ------------   ------------   ------------   ------------   ------------
Balance at January 1, 2001                       91,353,074   $     91,353   $ 20,989,692   $ (1,827,396)    (9,864,449)

Issuance of stock in connection with
private placements for cash                      10,914,285         10,914      2,278,586             --             --

Issuance of stock in connection with
private equity line                               2,990,670          2,991        946,329             --             --

Issuance of stock in connection with
exercise of options and warrants                 13,328,055         13,328      2,653,815             --             --

Modification of EAI Partners, Inc.
options                                                  --             --         84,000             --             --

Issuance of stock in connection with
conversion of debt to equity                     10,000,000         10,000      1,240,000             --             --

Issuance of warrants for consulting
services                                                 --             --         17,000             --             --

Deferred stock compensation expense                      --             --             --        728,334             --


Deferred stock compensation forfeited                    --             --       (330,000)       330,000             --

Issuance of warrants for financing fees                  --             --         32,336             --             --

Issuance of stock to employees under the
Employee Stock Purchase Plan -
shares matched by employer                              277             --            149             --             --

Net loss                                                 --             --             --             --             --
                                               ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2001                    128,586,361        128,586     27,911,907       (769,062)    (9,864,449)

Issuance of stock in connection with
private placements for cash                      18,417,000         18,417      4,403,733             --             --

Issuance of stock in connection with
private equity line                               2,722,638          2,723        800,933             --             --

Issuance of stock in connection with
exercise of options and warrants                  1,146,000          1,146        227,717             --             --

Issuance of stock in connection with
conversion of debt to equity                     20,000,000         20,000      2,480,000             --             --

Deferred stock compensation expense                      --             --             --        683,749             --

Retirement of treasury stock                     (9,864,449)        (9,864)    (1,768,027)            --      9,864,449

Net loss                                                 --             --             --             --             --
                                               ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2002                    161,007,550   $    161,008   $ 34,056,263   $    (85,313)            --
                                               ============   ============   ============   ============   ============


                                                 TREASURY       ACCUMU-
                                                   STOCK         LATED
                                                   AMOUNT       DEFICIT          TOTAL
                                               ------------   ------------   ------------
Balance at January 1, 2001                     $ (1,777,891)  $(21,831,317)  $ (4,355,559)

Issuance of stock in connection with
private placements for cash                              --             --      2,289,500

Issuance of stock in connection with
private equity line                                      --             --        949,320

Issuance of stock in connection with
exercise of options and warrants                         --             --      2,667,143

Modification of EAI Partners, Inc.
options                                                  --             --         84,000

Issuance of stock in connection with
conversion of debt to equity                             --             --      1,250,000

Issuance of warrants for consulting
services                                                 --             --         17,000

Deferred stock compensation expense                      --             --        728,334

Deferred stock compensation forfeited                    --             --             --

Issuance of warrants for financing fees                  --             --         32,336

Issuance of stock to employees under the
Employee Stock Purchase Plan -
shares matched by employer                               --             --            149

Net loss                                                 --     (5,863,017)    (5,863,017)
                                               ------------   ------------   ------------
Balance at December 31, 2001                     (1,777,891)   (27,694,334)    (2,200,794)

Issuance of stock in connection with
private placements for cash                              --             --      4,422,150

Issuance of stock in connection with
private equity line                                      --             --        803,656

Issuance of stock in connection with
exercise of options and warrants                         --             --        228,863

Issuance of stock in connection with
conversion of debt to equity                             --             --      2,500,000

Deferred stock compensation expense                      --             --        683,749

Retirement of treasury stock                      1,777,891             --             --

Net loss                                                 --     (5,587,243)    (5,587,243)
                                               ------------   ------------   ------------
Balance at December 31, 2002                   $         --   $(33,281,577)  $    850,381
                                               ============   ============   ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                 -------------------------
                                                                                    2002          2001
                                                                                 -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                       $(5,587,243)  $(5,863,017)
  Adjustments to reconcile net loss to net cash (used by) operating activities:
      Depreciation and amortization                                                   98,636       113,981
      Deferred stock compensation                                                    683,749       728,334
      Warrants issued for financing fees                                                  --        32,336
      Modification of EAI Partners, Inc. options                                          --        84,000
      Warrants issued for consulting services                                             --        17,000
      Change in assets and liabilities:
               (Increase) decrease in accounts receivable                            (77,500)           --
               (Increase) decrease in other current assets                          (100,371)        4,107
               (Increase) decrease in other assets                                   (52,107)           --
               Increase (decrease) in accounts payable                               (49,508)        7,885
               Increase (decrease) in accrued expenses                                40,850       (21,957)
               Increase (decrease) in deferred income                                     --       (55,500)
                                                                                 -----------   -----------

      Net cash (used by) operating activities                                     (5,043,494)   (4,952,831)

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of property and equipment                                             (58,608)      (78,953)
                                                                                 -----------   -----------
     Net cash (used in) investing activities                                         (58,608)      (78,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable                                                          --       450,000
     Proceeds from issuance of common stock                                        5,454,669     5,906,112
     Payments of obligations under capital leases                                     (2,071)       (1,159)
     Repayment of notes payable                                                     (118,763)     (916,121)
                                                                                 -----------   -----------
     Net cash provided by financing activities                                     5,333,835     5,438,832
                                                                                 -----------   -----------
     Net increase in cash                                                            231,733       407,048

Cash - beginning                                                                     649,302       242,254
                                                                                 -----------   -----------
Cash - ending                                                                    $   881,035   $   649,302
                                                                                 ===========   ===========

SUPPLEMENTAL DISCLOSURES:
     Interest paid                                                               $     8,524   $    47,133
                                                                                 ===========   ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     Issuance of stock upon conversion of debt to equity                         $ 2,500,000   $ 1,250,000
                                                                                 ===========   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation ("MigraTEC"), is a developer and provider of software solutions and support services relating to the upgrading or migrating of software applications, enabling them to run on newer, more efficient operating systems and hardware platforms.

Beginning in 1999, MigraTEC redirected its strategic focus from selling software products aimed at Y2K solutions to developing technology designed to enable automated solutions for upgrading software applications from 32-bit to 64-bit versions of an operating system or for migrating software applications from one operating system to another, such as from Solaris to Windows or Linux. The majority of MigraTEC's efforts prior to 2002 were related to research and development activities.

MigraTEC licenses its solutions to systems integrators and service providers to perform outsourced application migrations for their customers. On a limited basis, MigraTEC deploys its solutions directly to application owners.

MigraTEC is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which MigraTEC does not expect to be realizable. Liabilities of One Up, Ltd. in the amount of $45,736 will remain until the obligations are resolved.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of MigraTEC and One Up, Ltd., collectively referred to as the "Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, developing and providing solutions and services for upgrading or migrating software applications.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on a straight-line basis over the estimated useful life of three to five years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life of three years. Amortization expense in 2002 and 2001 was $272 and $26,277, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value.

COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount more likely than not to be realized.

REVENUE RECOGNITION

The Company's revenues consist of services revenues, software license fees and software maintenance and support revenues.

Services are usually provided under time and materials contracts and agreed upon fee arrangements. Revenues from services under time and materials contracts and for training are recognized as services are performed. Revenues from agreed upon fee arrangements typically have short-term durations and are recognized upon completion and acceptance by the customer. Services revenues in 2001 include revenue related to a multiple elements agreement between the Company and Dell Products, L.P. for which revenue was recognized pro rata over the contract term.

Revenues from software licenses and software maintenance and support services are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2 "Software Revenue Recognition."

The Company licenses software under software license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vendor-specific objective evidence of fair value, principally determined on values when sold separately. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year.

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

The effect of outstanding stock options and warrants that aggregated 27,479,157 and 18,647,813 shares as of December 31, 2002 and 2001, respectively, would be anti-dilutive due to the Company's losses in 2002 and 2001 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

POTENTIAL DILUTION

The following demonstrates the potential dilution of our issued and outstanding common stock as of December 31, 2002.

                                                               WEIGHTED AVERAGE EXERCISE
                                               OUTSTANDING          PRICE PER SHARE
                                               -----------     -------------------------
Common stock                                   161,007,550
Warrants                                         1,445,143            $0.3327
Stock Options:
    Non-Affiliates                                  50,000             0.3800
    Directors, Officers and Employees           25,984,014             0.3193
                                               -----------
                                               188,486,707
                                               ===========

Further dilution may result from the exercise of additional warrants issued subsequent to December 31, 2002 and the exercise of stock options pursuant to additional stock option grants under the MigraTEC, Inc. Long-Term Incentive Plan. As of December 31, 2002, options to purchase 339,800 shares of common stock remained issuable under our Long-Term Incentive Plan.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months. See below regarding the pro forma net loss per common share information required by alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair value of the options using the Black-Scholes method option-pricing model.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NEW ACCOUNTING STANDARDS

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities, such as restructurings, involuntarily terminating employees and consolidating facilities. SFAS No. 146 excludes from its scope exit and disposal activities conducted in connection with a business combination and those activities to which SFAS Nos. 143 and 144 are applicable. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. We do not expect the adoption of this statement to have a material effect on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure" ("SFAS No. 148"). SFAS No. 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), to provide alternative methods of transition to SFAS No. 123's fair value method of accounting for stock-based employee compensation.

SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, "Interim Financial Reporting," to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. While SFAS No. 148 does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS No. 123 or the intrinsic value method of APB Option No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, if the exercise price of an employee's stock option equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized. As allowed by SFAS No. 123, the Company has elected to continue to utilize the accounting method prescribed by APB 25 and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148 as of December 31, 2002.

The following table summarizes relevant information as to the reported results under our intrinsic value method of accounting for stock awards, with supplemental information as if the fair value recognition provision of SFAS No. 123 had been applied for the years ended December 31, 2002 and 2001.

                                                         2002            2001
                                                    -------------   -------------
Net income (loss), as reported                      $  (5,587,243)  $  (5,863,017)

Add: Stock option expense determined under the
    intrinsic value method                                683,749         728,334

Deduct:  Total stock-based compensation
    determined under fair value-based method
    for all awards                                     (2,401,404)     (1,696,441)
                                                    -------------   -------------
Pro forma net income (loss)                         $  (7,304,898)  $  (6,831,124)
                                                    =============   =============
Net income (loss) per share (basic and diluted):
    As reported                                     $       (0.04)  $       (0.06)
                                                    =============   =============
    Pro forma                                       $       (0.05)  $       (0.07)
                                                    =============   =============

Weighted average shares used in computation
(basic and diluted):                                  146,659,596     103,676,530
                                                    =============   =============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations," ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142") effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the statements. Other intangible assets will continue to be amortized over their useful lives. The adoption of SFAS Nos. 141 and 142 has not had a significant impact on the Company's financial statements.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS No. 144") which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations, for a Disposal of a Segment of a Business" SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 has not had a significant impact on the Company's financial position or results of operations.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $5,587,243 and used cash in operations of $5,043,494 for the year ended December 31, 2002. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the generation of revenue and supplemented through the issuance of additional debt or equity. If the Company is not able to generate sufficient revenues and cash flows or obtain additional or alternative funding in the near term, the Company will be unable to continue as a going concern.

In 2002, the Company raised net proceeds of $4,422,150 in private equity transactions and has received $228,863 from the exercise of options and warrants. In addition, pursuant to the Company's private equity line of credit agreement, the Company raised $803,656 and $949,320 (net of commissions and escrow costs) in 2002 and 2001, respectively (see Note 10). In accordance with its terms, this agreement expired in February 2003 (see Note 12). The Company will need to raise additional capital in 2003 to fund expanded sales and marketing as well as development efforts and continued operations (see Note 12). While there can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations, management believes the Company will successfully raise additional capital to meet the Company's obligations for the near term (see Note 12).

The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2002 and 2001:

                                                           2002        2001
                                                       -----------   ---------
       Furniture and equipment                         $   962,800   $ 915,471
       Equipment under capital lease                        18,524       7,069
       Leasehold improvements                               55,507      44,612
                                                       -----------   ---------
                                                         1,036,831     967,152
       Less accumulated depreciation and amortization     (915,066)   (821,771)
                                                       -----------   ---------
                                                       $   121,765   $ 145,381
                                                       ===========   =========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

Depreciation expense for the years ended December 31, 2002 and 2001, was $81,635 and $74,400, respectively. Amortization expense for equipment under capital leases and leasehold improvements was $16,726 and $13,304 for the years ended December 31, 2002 and 2001, respectively.

NOTE 4. NOTES PAYABLE

Notes payable at December 31, 2002 and 2001, include the following:

                                                                                                           2002          2001
                                                                                                       -----------   -----------
                Convertible secured promissory notes to Mercury Fund No. 1, Ltd. in the amount of $1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999. These
                notes have been converted into shares of common stock as more fully described
                below.                                                                                  $        --   $ 1,275,000

                Convertible secured promissory notes to MT Partners, L.P. in the amount of
                $1,975,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999. These
                notes have been converted into shares of common stock as more fully described
                below.                                                                                           --     1,225,000

                Notes payable to BEM Capital Partners, Inc. (assignee of MJ Capital Partners
                III, L.P. as of January 2001) in the original aggregate amount of $250,000
                Modified, extended and renewed to increase the outstanding loan amount to
                $250,000, bearing interest at 15% per annum, interest only payable monthly until
                May 1, 2001. Thereafter payable with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002. In connection with the January 26, 2001 modification, the note holder was issued a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This
                warrant was exercised in March 2001.                                                             --       108,777

                Note payable to a former employee in the amount of $68,250, dated March 3, 1998, bearing interest at 14%, payable in monthly installments of $1,000, due December
                10, 2003.                                                                                     9,639        19,625
                                                                                                       -----------   -----------


                             Total outstanding                                                               9,639     2,628,402
                             Less current portion                                                           (9,639)     (118,763)
                                                                                                       -----------   -----------
                             Long-term portion                                                         $        --   $ 2,509,639
                                                                                                       ===========   ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


In the first quarter of 2000, the Company closed a private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). The Investors have the right to designate three directors to serve on the Company's Board of Directors. Drew R. Johnson, William
B. Patton, Jr. and John W. White currently serve as the Investors' designees.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors provided $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company. The notes, which were convertible into an aggregate of 30,000,000 shares of common stock, did not accrue interest. Pursuant to the Agreement, the Company issued to the Investors warrants to purchase an aggregate of 6,000,000 shares of common stock at an exercise price of $0.20 per share. The warrants have been exercised in full and the notes have been fully converted.

In connection with this private financing, the Investors, the Company and certain stockholders executed a Shareholders' Agreement, which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

    1. permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

    2. disposing of all or substantially all of the properties or assets of the Company;

    3. merging where such transaction involves greater than 20% of the Company's market capitalization;

    4. voluntarily dissolving, liquidating or partially liquidating the Company;

    5.  incurring additional debt in excess of $250,000;

    6.  incurring any single capital expenditure in excess of $150,000;

    7. declaring or paying any dividend with respect to any capital stock of the Company;

    8.  purchasing any capital stock of the Company;

    9. amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

    10. amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

    11. entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock. The Shareholders' Agreement will terminate upon the consummation of any merger, consolidation, recapitalization or reorganization if any stock or securities received in such transaction are registered under the Securities Exchange Act of 1934, as amended, by the agreement of all parties or at such time as MT Partners and Mercury dispose of common stock comprising more than 60% of their aggregate ownership as of May 1, 2000.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consisted of the following as of December 31, 2002 and 2001:

                                          2002      2001
                                        --------  --------
        Interest                        $    225  $  1,577
        Legal and professional            52,000    38,240
        Salaries and employee benefits   111,632    78,086
        Deferred rent                     18,870    35,044
        Other                             15,511     4,441
                                        --------  --------
                                        $198,238  $157,388
                                        ========  ========


                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 6. INCOME TAXES

As of December 31, 2002 and 2001, temporary differences that gave rise to deferred income tax assets and liabilities are as follows:

                                                        2002          2001
                                                    ------------   -----------
Deferred income tax assets
  Benefit of net operating losses                   $ 10,242,330   $ 8,538,966
  Deferred stock compensation                            870,294       637,819
  Issuance of options - settlement with EAI              240,210       240,210
  Expense associated with restructure of debt             85,846        85,846
  Depreciation                                            77,375        91,574
  Accrued vacation, severance and bonuses                 28,929        19,542
  Deferred rent expense                                    6,416        11,915
  Other                                                   17,108        17,108
                                                    ------------   -----------
                                                      11,568,508     9,642,980
                                                    ------------   -----------

Deferred income tax liabilities
  Abandonment of property and equipment                  (53,586)      (53,586)
  Other                                                     (128)          (99)
                                                    ------------   -----------
                                                         (53,714)      (53,685)
                                                    ------------   -----------
  Valuation allowance                                (11,514,794)   (9,589,295)
                                                    ------------   -----------
  Net deferred income tax asset (liability)         $         --   $        --
                                                    ============   ===========



The net deferred tax asset has been fully reserved due to the uncertainty of generating future taxable income during the carry forward period. The valuation allowance increased by $1,925,499 from December 31, 2001 to December 31, 2002.

The Company's income tax expense (benefit) for the years ended December 31, 2002 and 2001, differed from the statutory federal tax rate as follows:

                                                                         2002             2001
                                                                    -------------    -------------
Statutory  rate  applied to loss  before  income taxes              $  (1,899,663)   $  (1,993,426)
Permanent differences between financial and tax losses
       Expense from exercise of non-qualified
            stock options                                                 (30,976)         (83,128)
       Other                                                                5,140            4,079
Increase in valuation allowance                                         1,925,499        2,072,475
                                                                    -------------    -------------
Income tax expense (benefit)                                        $          --    $          --
                                                                    =============    =============


Net operating losses generated through December 31, 2002, eligible to be carried forward to future years of approximately $30,124,000 will expire between 2011 and 2017.

NOTE 7. RELATED PARTY TRANSACTIONS

In connection with Mercury Fund No. 1, Ltd.'s and MT Partners, L.P.'s, three stage, $3,750,000 investment in the Company, completed May 1, 2000, Mercury and MT Partners have the right to designate three directors to serve on the Company's Board of Directors. Drew R. Johnson, William B. Patton, Jr. and John
W. White currently serve as the designees of Mercury and MT Partners. The notes related to the investment were convertible into an aggregate of 30,000,000 shares of common stock, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes did not accrue interest. In connection with the notes, Mercury and MT Partners were issued warrants to purchase an aggregate of 6,000,000 shares of common stock at an exercise price of $0.20 per share. The warrants have been exercised in full and the notes have been fully converted.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


In December 2000, Mercury loaned the Company $565,000 with an interest rate that varied between 0% and 10%. The principal of this note was repaid on June 22, 2001 upon Mercury's exercise of warrants to purchase 2,839,800 shares of common stock, originally obtained with the issuance of the convertible secured promissory notes, as the exercise price consisted of conversion of this note plus cash in the amount of $2,960. Accrued interest of $14,419 due to Mercury under this note was renewed as a new note with an interest rate of 4-1/2% maturing December 22, 2001. This note and its accrued interest were repaid in December 2001.

In March and May 2002, the Company issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the Company, for services rendered to the Company. The Company also issued 400,000 shares of common stock at a price of $0.25 per share to each of Mr. Gray and Mr. Gray's spouse pursuant to private placements of common stock. In April 2002, we issued an additional 31,000 shares of common stock at a price of $0.20 per share to Mr. Gray's spouse upon the exercise of a warrant to purchase common stock.

NOTE 8. COMMITMENTS AND CONTINGENCIES

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. This lease was modified on November 16, 2000 to increase leased space and extend the term of the lease through February 2004. The modified lease provides for a monthly base rent of $16,977 until August 2001 and $18,720 thereafter. At the end of the lease term, the Company has the right to renew the lease for an additional 60 months at the then prevailing rental rates. The following is a summary of future base rents as of December 31, 2002.

YEAR ENDING DECEMBER 31,           AMOUNT
-------------------------         ---------
        2003                      $ 224,640
        2004                         37,440
                                  ---------
                                  $ 262,080
                                  =========

Total rent expense in 2002 and 2001 was $214,782 and $213,571, respectively.

During 2002, the Company executed non-cancelable capital leases for various office equipment for a term of 60 months. The following is a summary of future minimum lease payments together with the present value of the net minimum lease payments as of December 31, 2002.


       YEAR ENDING DECEMBER 31,                     AMOUNT
       ------------------------                     ------
2003                                              $  5,856
2004                                                 5,856
2005                                                 5,856
2006                                                 5,856
2007                                                 2,522
                                                  --------
Total minimum lease payments                        25,946

Less: Amount representing interest                  (7,677)
                                                  --------

Present value of net minimum lease payments       $ 18,269
                                                  ========


On July 24, 1998, Carroll Independent School District filed suit against the Company in District Court, Tarrant County, Texas, seeking payment for business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for Carroll ISD in the amount of $89,853, which included interest and court costs.

From time to time the Company is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, the Company is not aware of any current or pending litigation or proceedings that would have a material adverse effect on the Company's business, results of operations or financial condition.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 9. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Accounts receivable which aggregated $92,500 as of December 31, 2002, have been subsequently collected. The Company's accounts receivable are unsecured.

In 2002, the Company's significant customers consisted of SRT, Inc., IBM and Microsoft Corporation. In 2001, the Company's significant customers consisted of Dell Products, L.P., Pivotech Systems, Inc. and Microsoft Corporation.

NOTE 10. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

As of December 31, 2001, the Company was authorized to issue 200,000,000 shares of common stock, $0.001 par value per share. On October 10, 2002, the Company's stockholders approved an amendment to the Company's certificate of incorporation increasing the shares of common stock that the Company is authorized to issue from 200,000,000 shares to 250,000,000 shares. At December 31, 2002 and December 31, 2001, 161,007,550 and 128,586,361 shares were issued, respectively. The Company is also authorized to issue up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, none of which are issued and outstanding.

ISSUANCES OF COMMON STOCK

Private Placements

During 2002, the Company raised net proceeds of $4,422,150 from private placements of 18,417,000 shares of unregistered common stock at a weighted average price per share of $0.2401. Warrants to purchase up to 390,000 shares of common stock at $0.25 per share were issued in connection with private placements of common stock sold in December 2002. These warrants expire in December 2003. The Company also issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the Company, for services rendered to the Company. In 2001, the Company raised net proceeds of $2,289,500 from private placements of 10,914,285 shares of unregistered common stock with a weighted average price per share of $0.2098. Warrants to purchase up to 95,143 shares of common stock at $0.35 per share were issued in connection with private placements of common stock sold in December 2001. These warrants expire in December 2004.

Private Equity Line

On March 27, 2001 the Company and Ironhead Investments Inc. ("Ironhead") entered into a Common Stock Purchase Agreement (the "Stock purchase Agreement") establishing a private equity line of credit. Ironhead committed to purchase from the Company shares of common stock at a maximum purchase price of up to $20,000,000 over a twenty-month period beginning with the date (June 28, 2001) on which these shares were registered with the Securities and Exchange Commission. In accordance with the terms of the Stock Purchase Agreement, this arrangement expired in February 2003 (see Note 12). The number of shares actually issuable by the Company and the price per share to be paid by Ironhead were dependent upon a defined trading volume of the Company's common stock and a defined average trading price (net of a 6% discount). The Company was prevented from issuing shares to Ironhead to the extent Ironhead would beneficially own more that 9.9% of the then outstanding common stock. Any resale of shares by Ironhead reduced the number of shares beneficially owned by Ironhead and therefore enabled the Company to issue additional shares to Ironhead without violating this condition. During 2002, the Company issued 2,722,638 shares of common stock under the Stock Purchase Agreement at a weighted average price per share of $0.3130, yielding proceeds of $803,656 (net of commissions and escrow costs). During 2001, the Company issued 2,990,670 shares of common stock under the Stock Purchase Agreement at a weighted average price per share of $0.3926, yielding proceeds of $949,320 (net of commissions and escrow costs).

In connection with the private equity line of credit, Ironhead and GKN Securities ("GKN") were issued five-year warrants to purchase an aggregate of 650,000 shares of the Company's common stock at an exercise price of $0.42 per share. None of these warrants had been exercised as of December 31, 2002. The Company engaged GKN as a sales agent to facilitate this transaction. GKN received a 5% placement fee for each draw under the equity line of credit.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


Conversion of Debt to Equity

During 2002 and 2001, the Company issued 20,000,000 and 10,000,000 shares of common stock, respectively, at $0.125 per share from the conversion of convertible debt aggregating $2,500,000 and $1,250,000, respectively, in accordance with the provisions of the convertible debt agreement dated January 25, 2000 (see Note 4).

Exercise Of Options and Warrants

During 2002 and 2001, the Company issued 1,146,000 and 13,328,055 shares of common stock, respectively, upon exercise of options and warrants yielding proceeds of $228,863 and $2,667,143, respectively.

In 2001, financing fees of $18,976 were recorded in connection with the issuance of a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This warrant was issued as a condition of the modification of a note payable in January 2001 and was exercised in March 2001.

In 2001, financing fees aggregating $13,360 were recorded in connection with the issuance of two six-month warrants to purchase an aggregate of 40,000 shares of common stock at $0.01 per share. These warrants were issued as a condition of the extension of a note payable in May 2001 and subsequent renewal and modification of this note in September 2001. Both warrants were exercised in 2001.

During 2001, the Company agreed to modify the exercise price for 4,000,000 options previously issued to EAI Partners, Inc. 2,000,000 of which expired on May 13, 2001 with the remainder expiring on November 12, 2001. The effect of the modification was a reduction of the option exercise price by approximately $0.02 per option share. The Company recorded financing fees of $84,000 in connection with these modifications. These options were exercised in 2001.

Employee Stock Purchase Plan

During 2001, the Company issued 277 shares of common stock representing the employer's match of shares purchased by employees under the Company's Employee Stock Purchase Plan. This plan is no longer utilized by the Company.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

WARRANTS

A summary of warrants outstanding as of December 31, 2002 and 2001 is as follows:

                                                                                       2002            2001
                                                                                   -------------   -------------
Warrants for purchase of 95,143 shares of common stock at $0.35 per share, issued in connection with private placements of unregistered common
stock in 2001, expiring December 23, 2004                                                 95,143          95,143

Warrants for purchase of 650,000 shares of common stock at $0.42 per share, issued in connection with private equity line of credit, expiring
March 2006                                                                               650,000         650,000

Warrants for purchase of 300,000 shares of common stock at $0.25 per share, issued to Richard A. Gray, Jr., a director of the Company, for
services rendered, expiring March 2005 and May 2005                                      300,000              --

Warrants for purchase of 10,000 shares of common stock at $0.20 per
share, issued for services rendered, expiring June 2005                                   10,000              --

Warrants for purchase of 490,200 shares of common stock at $0.20 per share, issued in connection with January 2000 private placement of common stock,
expired January 2002                                                                          --         407,000

Warrants for purchase of 390,000 shares of common stock at $0.25 per share, issued in connection with private placements of unregistered common stock in
2002, expiring December 2003                                                             390,000              --
                                                                                   -------------   -------------
Total                                                                                  1,445,143       1,152,143
                                                                                   =============   =============

A summary of warrant activity for the fiscal years ended December 31, 2002 and 2001 is as follows:

                                                                             WARRANT PRICE
                                                                   ----------------------------------
                                                                      WEIGHTED
                                                    WARRANTS           AVERAGE             TOTAL
                                                ---------------    ---------------    ---------------
Outstanding at December 31, 2000                      8,941,008    $        0.1989    $     1,778,202
     Granted                                            825,143             0.3722            307,100
     Exercised                                       (8,019,579)           (0.1969)        (1,578,716)
     Forfeited                                         (594,429)           (0.2000)          (118,886)
                                                ---------------    ---------------    ---------------
Outstanding at December 31, 2001                      1,152,143             0.3365            387,700
     Granted                                            700,000             0.2493            174,500
     Exercised                                         (399,000)           (0.2000)           (79,800)
     Forfeited                                           (8,000)           (0.2000)            (1,600)
                                                ---------------    ---------------    ---------------
Outstanding at December 31, 2002                      1,445,143    $        0.3327    $       480,800
                                                ===============    ===============    ===============

STOCK OPTIONS GRANTED TO NON-AFFILIATES

A summary of stock options granted to non-affiliates outstanding as of December 31, 2002 and 2001 is as follows:

                                                                                 2002            2001
                                                                             -------------   -------------
Granted September 1997 to one individual for services rendered,
   exercisable at $0.70 per share, expired December 2002                                --         240,000

Granted April 2001 to five individuals for services rendered,
   exercisable at $0.38 per share, expiring April 2004                              50,000          50,000

Granted July 1999 to one individual for services rendered, exercisable at
   $0.20 per share vesting at a rate of 7,500 per month through July 2001.
   Agreement canceled February 2000 at which time 60,000 shares were
   vested.  Options expired in February 2002                                            --          60,000
                                                                             -------------   -------------

Total                                                                               50,000         350,000
                                                                             =============   =============

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

A summary of non-affiliate stock option activity for the fiscal years ended December 31, 2002 and 2001 is as follows:

                                                                         OPTION PRICE
                                                                ----------------------------
                                                                  WEIGHTED
                                                  OPTIONS         AVERAGE          TOTAL
                                                ------------    ------------    ------------
Outstanding at December 31, 2000                   4,300,000    $     0.2279    $    980,000
       Granted                                        50,000          0.3800          19,000
       Exercised                                  (4,000,000)        (0.2000)       (800,000)
                                                ------------    ------------    ------------
Outstanding at December 31, 2001                     350,000          0.5686         199,000
        Exercised                                    (60,000)        (0.2000)        (12,000)
        Forfeited                                   (240,000)        (0.7000)       (168,000)
                                                ------------    ------------    ------------
Outstanding at December 31, 2002                      50,000    $     0.3800    $     19,000
                                                ============    ============    ============

STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 1997, the Company established a stock option plan ("1997 Plan"); however, the 1997 Plan was not approved by the Company's stockholders within the time specified and was terminated in 1999. Outstanding options issued pursuant to the 1997 Plan were canceled in 1999. Substantially all of the cancelled 1997 Plan options were reissued under the 1999 Plan (see below) at the then current fair market value. In accordance with FASB Interpretation No. 44, these modified grants are accounted for as variable from the date of modification until the options are exercised, forfeited or expire unexercised. No additional compensation expense was recorded in 2002 or 2001 related to these options. At December 31, 2002, there were 338,178 options accounted for as variable.

In 1999, the Company adopted a new stock option plan, the 1999 Stock Option Plan ("1999 Plan"). Under the terms of the 1999 Plan, the Company could grant up to 2,000,000 shares of the Company's common stock. The 1999 Plan was not approved by the Company's stockholders within one year of adoption by the Company's Board of Directors, thereby converting incentive stock options granted under the 1999 Plan to non-qualified stock options for federal income tax purposes. All terms of the options remained unchanged. No further options may be granted under the 1999 Plan.

In January 2000, the Company's Board of Directors approved the MigraTEC, Inc. Long-Term Incentive Plan ("2000 Plan"), which originally provided for the issuance of up to 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company directors, officers, employees and consultants. The 2000 Plan was approved at the Company's Annual Stockholders' Meeting held on June 23, 2000.

In December 2000, the Company's Board of Directors amended the 2000 Plan to increase the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 7,000,000 shares to 14,000,000 shares. The amendment was not submitted to the Company's stockholders for approval within one year of approval by the Company's Board of Directors, thereby converting incentive stock options granted under the 2000 Plan pursuant to this increase to non-qualified stock options for federal income tax purposes. In May 2002, the Board of Directors amended the 2000 Plan to increase the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 14,000,000 shares to 21,900,000 shares, effective as of January 1, 2002. The stockholders approved the amendment on October 10, 2002. As of December 31, 2002, options to purchase 339,800 shares of common stock remain issuable under the 2000 Plan.

Under the 1999 and 2000 plans, the option price per share may not be less than 100 percent of the fair market value on the date of the grant. Substantially all the options have a 10-year term. Options granted generally vest ratably over three years.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

A summary of employee, officer and director stock option activity for the fiscal years ended December 31, 2002 and 2001 is as follows:


                                                                    OPTION PRICE
                                                          ----------------------------------
                                                             WEIGHTED
                                            OPTIONS           AVERAGE            TOTAL
                                       ---------------    ---------------    ---------------
Outstanding at December 31, 2000            17,788,135    $        0.3522    $     6,264,331
      Granted                                2,483,899             0.3651            906,769
      Forfeited                             (1,817,888)           (0.5851)        (1,063,642)
      Exercised                             (1,308,476)           (0.2021)          (264,427)
                                       ---------------    ---------------    ---------------
Outstanding at December 31, 2001            17,145,670             0.3408          5,843,031
      Granted                               10,386,168             0.2800          2,908,234
      Forfeited                               (860,824)           (0.3688)          (317,505)
      Exercised                               (687,000)           (0.1995)          (137,063)
                                       ---------------    ---------------    ---------------
Outstanding at December 31, 2002            25,984,014    $        0.3193    $     8,296,697
                                       ===============    ===============    ===============

A summary of outstanding stock options held by employees, officers and directors as of December 31, 2002, categorized according to the plan under which they were issued, is as follows:

OPTIONS GRANTED PURSUANT TO:                                    DECEMBER 31, 2002
                                                ---------------------------------------------------
                                                                     WEIGHTED
                                                   OPTIONS            AVERAGE            TOTAL
                                                ---------------   ---------------   ---------------
1999 Plan                                               587,318   $        0.1984   $       116,495
2000 Plan - Employees                                 5,999,196            0.4286         2,571,452
2000 Plan - Officers & Directors                     15,312,500            0.3129         4,791,750
Other option agreements                               4,085,000            0.2000           817,000
                                                ---------------   ---------------   ---------------
                                                     25,984,014   $        0.3193   $     8,296,697
                                                ===============   ===============   ===============

A summary regarding the expiration dates of outstanding stock options held by employees, officers and directors is as follows:


                                             OFFICERS
                                               AND
EXPIRATION                                  DIRECTORS         EMPLOYEES           TOTAL
----------                               ---------------   ---------------   ---------------
48 months after termination of
   employment or directorship                  3,510,000                --         3,510,000
August 2003 to December 2004                     100,000           587,318           687,318
January 2010 to November 2012                 15,787,500         5,999,196        21,786,696
                                         ---------------   ---------------   ---------------
                                              19,397,500         6,586,514        25,984,014
                                         ===============   ===============   ===============


COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 2000, the Company recorded deferred stock compensation of $2,975,000 for the difference between the exercise price and the market value of the Company's common stock underlying an aggregate of 3,800,000 options to purchase common stock granted in 2000. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. During 2001, as a result of individuals no longer being employed by the Company, deferred stock compensation in the aggregate amount of $330,000 was forfeited for an aggregate of 540,000 options to purchase common stock which were granted in 2000. The amount forfeited is reflected as reduction of deferred stock compensation and additional paid-in capital. Stock compensation expense charged to operations was $683,749 and $728,334 for the years ended December 2002 and 2001, respectively.

Substantially all other options issued to directors, officers and employees were issued with exercise prices equal to fair value. Fair value for all options issued is generally the closing price at the date of issuance.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

Pro forma information regarding net income (loss) and net income (loss) per share, as disclosed in Note 1, has been determined as if the Company had accounted for employee stock-based compensation plans and other stock options under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option-pricing model with the following weighted average assumptions used for grants under the option plans:

                                             2002                    2001
                                             ----                    ----
Expected dividend yield                      0.0%                    0.0%
Risk-free interest rate                  1.9% to 3.8%            3.4% to 4.8%
Expected volatility                          156%                    160%
Expected life (in years)                      3                       3

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The fair value of each option grant given to both employees and non-employees is estimated on the date of grant using the Black-Scholes method option-pricing model. The weighted average fair value of the options granted under this model when fair value equaled the exercise price was $0.23 and $0.31 per option, respectively, for the years ended December 31, 2002 and 2001.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

The following summarizes information regarding options and warrants granted to employees, officers, directors and non-affiliates outstanding at December 31, 2002:


                       OPTIONS AND WARRANTS                                         OPTIONS AND WARRANTS EXERCISABLE
    ---------------------------------------------------------------       -----------------------------------------------------
                                                   WEIGHTED AVERAGE                                              WEIGHTED
        RANGE OF                   NUMBER              REMAINING         WEIGHTED AVERAGE        NUMBER           AVERAGE
    EXERCISE PRICES              OUTSTANDING       CONTRACTUAL LIFE       EXERCISE PRICE       EXERCISABLE    EXERCISABLE PRICE
    ---------------              -----------       ----------------      ----------------      -----------    -----------------
Employees
    $0.1719 to $2.625               6,586,514         7.907 years            $0.4081             3,043,371         $0.5137

Officers and Directors
     $0.20 to $0.75                19,397,500            N/A                 $0.2892            10,388,333         $0.2856

Non-Affiliates-options
     $0.38                             50,000         1.293 years            $0.3800                50,000         $0.3800

Non-Affiliates-warrants
     $0.20 to $0.42                 1,445,143         2.345 years            $0.3327             1,445,143         $0.3327
                                  -----------                                                   ----------
                                   27,479,157                                                   14,926,847
                                  ===========                                                   ==========


COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS

The Company has recorded compensation expense in 2002 and 2001 for all options and warrants issued to non-employees. Such compensation expense was determined using the Black-Scholes method option-pricing model, using assumptions consistent with those noted above.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 11. EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan (the "Plan") for its employees. The Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 2002 and 2001. Participants are 100% vested in the portion of the Plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

NOTE 12. SUBSEQUENT EVENTS

Subsequent to December 31, 2002, the Company completed private placements of 1,350,000 shares of unregistered common stock yielding proceeds of $216,000 with a weighted average price per share of $0.16. Warrants to purchase up to 270,000 shares of common stock at $0.25 per share were issued in connection with these private placements.

Effective as of January 27, 2003, the Board of Directors approved an increase in the number of shares of common stock authorized and reserved for issuance under the 2000 Plan from 21,900,000 shares to 30,000,000 shares.

In accordance with its terms, the Company's private equity line of credit agreement, described in Note 10, expired in February 2003.

On March 18, 2003, the Company issued non-transferable warrants to purchase an aggregate of 7,000,000 shares of common stock at $0.35 per share. The warrant holders paid fees which aggregate $67,900. These warrants expire December 31, 2003 but may be extended to December 31, 2004 at the election of the holders upon payment of fees which aggregate $156,800.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

         o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

         o by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

         o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that we will indemnify all persons whom we may indemnify to the fullest extent permitted by law.

BYLAWS

         Our bylaws generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that our directors and officers will at all times be indemnified to the maximum extent permitted by law.

INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with each of our directors. These agreements provide our directors with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses (such as attorneys' fees, witness fees, damages, judgments, fines and settlement costs), establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

INSURANCE

         We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. The selling security holders will not incur any of the following expenses. All amounts are estimated except the SEC registration fee and will be paid by us.

             SEC registration fee .......................    $ 20,466
             Blue Sky fees and expenses .................       5,000
             Accounting Fees and expenses ...............      90,000
             Printing and engraving expenses ............      24,000
             Legal fees and expenses ....................     110,000
             Registrar and transfer agent's fees ........         -0-
             Miscellaneous fees and expenses ............      37,000
                                                             --------
                      Total .............................    $286,466
                                                             ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         During the years ended December 31, 2002, 2001 and 2000 and through April 22, 2003, we have sold our unregistered securities in the transactions described below.

         On March 18, 2003, we issued non-transferable warrants to purchase an aggregate of 7,000,000 shares of common stock at $0.35 per share to one limited liability company, one partnership and two individuals. The warrant holders paid fees which aggregate $67,900. These warrants expire December 31, 2003 but may be extended to December 31, 2004 at the election of the holders upon payment of fees which aggregate an additional $156,800. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between January 6 and January 31, 2003, we issued an aggregate of 1,350,000 shares of common stock at a price of $0.16 per share and warrants to purchase an aggregate of 270,000 shares of common stock at a price of $0.25 per share to five individuals. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         Between January 1, 2003 and April 22, 2003, we issued options to purchase an aggregate of 1,065,000 shares of common stock at a weighted average exercise price of $0.1894 per share to our employees and directors in connection with services rendered as employees and directors. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between December 16 and December 31, 2002, we issued an aggregate of 1,950,000 shares of common stock at a price of $0.16 per share and warrants to purchase an aggregate of 390,000 shares of common stock at a price of $0.25 per share to two partnerships, three individuals and four trusts. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On October 10, 2002, we issued an aggregate of 79,052 shares of common stock at a weighted average price of $0.2875 per share to one investor under our private equity line of credit agreement. These shares are registered for resale under our Registration Statement on Form SB-2 (File No. 333-57830). We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         Between July 2, 2002 and September 20, 2002, we issued an aggregate of 607,067 shares of common stock at a weighted average price of $0.2958 per share to one investor under our private equity line. These shares are registered for resale under our Registration Statement on Form SB-2 (File No. 333-57830). We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On July 1, 2002, we issued a warrant to purchase 10,000 shares of common stock at an exercise price of $0.20 per share to one individual for services rendered to the Company. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 14, 2002, we issued a three-year warrant to purchase 124,550 shares of common stock at an exercise price of $0.25 per share to one of our directors for services rendered to the Company. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 3, 2002, we issued 31,000 shares of common stock at a price of $0.25 per share to one individual upon the exercise of a warrant to purchase common stock. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between April 1, 2002 and June 30, 2002, we issued an aggregate of 6,113,000 shares of common stock at a price of $0.25 per share to one partnership, two corporations, 13 individuals and one trust. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         Between March 18, 2002 and March 31, 2002, we issued an aggregate of 10,354,000 shares of common stock at a price of $0.25 per share to seven partnerships, two corporations, 21 individuals and three trusts. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On March 31, 2002, we issued a three-year warrant to purchase 175,450 shares of common stock at an exercise price of $0.25 per share to one of our directors for services rendered to the Company. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On January 23, 2002 through February 28, 2002, we issued an aggregate of 2,036,519 shares of common stock at a weighted average price of $0.3192 per share to one investor under our private equity line. These shares are registered for resale under our Registration Statement on Form SB-2 (File No. 333-57830). We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         Throughout 2002, we issued options to purchase an aggregate of 10,386,168 shares of common stock at a weighted average exercise price of $0.2800 per share to our employees and directors in connection with services rendered as employees or directors. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         On December 28, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 24, 2001, we issued warrants to purchase an aggregate of 95,143 shares of common stock at an exercise price of $0.35 per share to one individual and one corporation for services rendered to the Company. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On October 30, 2001, we issued 1,270,834 shares of common stock at a price of $0.177 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On September 28, 2001, we issued 1,250,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On August 10, 2001, we issued 40,000 shares of common stock at a price of $0.01 per share to one corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         On July 31, 2001, we issued a six-month warrant to purchase 24,000 shares of common stock at an exercise price of $0.01 per share to one corporation as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 31, 2001, we issued 1,250,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 30, 2001, we issued 150,000 shares of common stock at a price of $0.38 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 5 through December 12, 2001, we issued an aggregate of 2,990,670 shares of common stock at a weighted average price of $0.3926 per share to one investor under our private equity line. These shares are registered for resale under our Registration Statement on Form SB-2 (File No. 333-57830). We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On June 29, 2001, we issued 100,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 19, 2001, we issued 125,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 15, 2001, we issued 125,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 14, 2001, we issued 625,000 shares of common stock at a price of $0.20 per share to two individuals and a limited partnership. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 12, 2001, we issued 75,000 shares of common stock at a price of $0.20 per share to two individuals. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 6, 2001, we issued 1,050,000 shares of common stock at a price of $0.20 per share to eight individuals, two limited liability companies and one trust. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 1, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to three individuals. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 24, 2001, we issued 350,000 shares of common stock at a price of $0.20 per share to three individuals and one corporation. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 18, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 15, 2001, we issued 50,000 shares of common stock at a price of $0.25 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 11, 2001, we issued a six-month warrant to purchase 16,000 shares of common stock at an exercise price of $0.01 per share to one corporation as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 4, 2001, we issued 250,000 shares of common stock at a price of $0.20 per share to one corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 16, 2001, we issued warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $0.38 per share to five individuals for services rendered to the Company. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 12, 2001, we issued 200,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 11, 2001, we issued 250,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 4, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 2, 2001, we issued 729,166 shares of common stock at a price of $0.24 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 28, 2001, we issued 250,000 shares of common stock at a price of $.20 per share to a corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 27, 2001, we issued five-year warrants to purchase 325,000 shares of common stock at an exercise price of $0.42 per share to one corporation as additional inducement to enter into the private equity line agreement. We also issued 325,000 warrants to one corporation and four individuals as partial consideration for services rendered in connection with the private equity line agreement. Each of these persons was an accredited investor that acquired such securities for investment purposes. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 thereunder.

         On March 12, 2001, we issued an aggregate of 892,857 shares of common stock at a price of $0.28 per share to one individual and one limited liability company. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 5, 2001, we issued 40,000 shares of common stock to a corporation as a result of the exercise of a one-year warrant to purchase shares at $0.01 per share that was issued as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On February 16, 2001 we issued 200,000 shares of common stock at a price of $0.30 per share to a general partnership. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Throughout 2001, we issued options to purchase an aggregate of 2,483,899 shares of common stock at a weighted average exercise price of $0.3651 per share to our employees in connection with services rendered as employees. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On January 25, 2000, pursuant to a note and warrant purchase agreement, we issued convertible notes in the aggregate principal amount of $3,750,000, convertible into an aggregate of 30,000,000 shares of common stock, to two limited partnerships. As additional inducement to enter into the note and warrant purchase agreement, we issued warrants to purchase an aggregate of 6,000,000 shares of common stock at a price of $0.20 per share. As of May 14, 2002, we have issued the total number of shares of common stock issuable upon conversion and exercise of the notes and warrants. Each of these limited partnerships was an accredited investor that acquired such securities for investment purposes. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 thereunder.

         Between January 20 and March 2, 2000, we issued an aggregate of 1,064,500 shares of common stock at a weighted average exercise price of $0.228 per share to four individuals upon the exercise of options and warrants. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between January 5 and January 17, 2000, we issued an aggregate of 2,451,000 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase a total of 490,200 shares of common stock at $0.20 per share to 12 individuals and one trust. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Throughout 2000, we issued options to purchase an aggregate of 12,185,382 shares of common stock at a weighted average exercise price of $0.43 per share to our directors and employees in connection with services rendered as employees or directors. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
     3.1      Certificate of Incorporation (incorporated herein by reference to
              Exhibit 3.1 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

     3.2      Certificate of Amendment to MigraTEC's Certificate of
              Incorporation (incorporated herein by reference to Exhibit 3.2 of MigraTEC's Form 10-QSB for the quarter ended September 30, 2002 filed November 14, 2002, File No. 000-28220).

     3.3 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August 31,
              2000, File No. 333-44946).

     4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

     5.1      Opinion of Winstead Sechrest & Minick P.C. (filed herewith).

    10.1      Employment Agreement between MigraTEC, Inc. and W. Curtis
              Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

    10.2 Employment Agreement between MigraTEC, Inc. and Rick J. Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit
              10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

    10.3 MigraTEC, Inc. 1999 Stock Option Plan (incorporated herein by reference to Exhibit 4 to MigraTEC's Form S-8 filed March 12,
              1999, File No. 333-74309).

    10.4      Stock Option Agreements between MigraTEC, Inc. and each of Rick J.
              Johnson and Richard A. Gray, Jr., dated as of May 1, 1998
              (incorporated herein by reference to Exhibit 1 to MigraTEC's Form
              S-8 filed October 19, 1999, File No. 333-89291).

    10.5      Letter Agreements regarding Modification of Stock Option
              Agreements between MigraTEC, Inc. and each of Rick J. Johnson and
              Richard A. Gray, Jr., dated as of September 7, 1999 (incorporated herein by reference to Exhibit 2 to MigraTEC's Form S-8 filed
              October 19, 1999, File No. 333-89291).

    10.6      Stock Option Agreement between MigraTEC, Inc. and EAI Partners,
              Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File
              No. 333-44946).

    10.7      Form of Nonqualified Stock Option Agreement between MigraTEC, Inc.
              and Richard A. Gray, Jr., dated as of January 31, 2000
              (incorporated herein by reference to Exhibit 10.8 to Amendment
              No. 1 to MigraTEC's registration statement on Form SB-2 filed
              November 13, 2000, File No. 333-44946).

    10.8      MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated
              (incorporated herein by reference to Exhibit 10.8 to MigraTEC's
              Form 10-QSB for the quarter ended June 30, 2002 filed August 14,
              2002, File No. 000-28220).

    10.9      Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
              Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed
              November 6, 2000, File No. 333-49398).

   10.10      Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P. and
              Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.9 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
   10.11      Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1, Ltd.
              (incorporated herein by reference to Exhibit 4.2 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.12      $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to MT Partners, L.P., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

   10.13      $1,775,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.11 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.14      Security Agreement between MigraTEC, Inc. and MT Partners, L.P.
              and Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.12 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.15      Shareholders Agreement between MigraTEC, Inc., MT Partners, L.P.,
              Mercury Fund No. 1, Ltd. and certain stockholders, dated as of January 25, 2000 (incorporated herein by reference to Exhibit
              10.13 to MigraTEC's Form 10-KSB for the year ended December 31,
              1999 filed April 14, 2000, File No. 000-28220).

   10.16      Registration Rights Agreement between MigraTEC, Inc. and MT
              Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January
              25, 2000 (incorporated herein by reference to Exhibit 10.14 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed
              April 14, 2000, File No. 000-28220).

   10.17      Form of Director Indemnification Agreement between MigraTEC, Inc.
              and each of its directors (incorporated herein by reference to Exhibit 10.15 to MigraTEC's Form 10-KSB for the year ended
              December 31, 1999 filed April 14, 2000, File No. 000-28220).

   10.18      Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated February 28,
              2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

   10.19      Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
              February 28, 2000 (incorporated herein by reference to Exhibit
              10.17 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

   10.20      Office Lease Agreement between MigraTEC, Inc. and Charter Crown
              Plaza Partners, L.P., dated as of April 12, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

   10.21      Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1, 2000
              (incorporated herein by reference to Exhibit 10.19 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.22      Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated June 1,
              2000 (incorporated herein by reference to Exhibit 10.20 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

   10.23      Lease Modification Agreement Number One between MigraTEC, Inc. and
              Charter Crown Plaza Partners, L.P., dated November 16, 2000
              (incorporated herein by reference to Exhibit 10.21 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
   10.24      Stock Option Amendment Agreement between MigraTEC, Inc. and EAI
              Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

   10.25 Modification, Renewal and Extension of Note and Security Agreement between MigraTEC, Inc. and BEM Capital Partners, Inc., dated
              January 26, 2001 (incorporated herein by reference to Exhibit
              10.25 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

   10.26      Assignment and Assumption Agreement between MJ Capital Partners
              III, L.P. and BEM Capital Partners, L.P., dated January 26, 2001
              (incorporated herein by reference to Exhibit 10.26 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.27 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31, 2001
              (incorporated herein by reference to Exhibit 10.27 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.28 Form of Stock Purchase Warrant issued to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.29 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.30      Common Stock Purchase Agreement between MigraTEC, Inc. and
              Ironhead Investments Inc., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

   10.31      Escrow Agreement among MigraTEC, Inc., Ironhead Investments Inc.
              and Epstein Becker & Green, P.C., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

   10.32      Registration Rights Agreement between MigraTEC, Inc. and Ironhead
              Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.33 Stock Purchase Warrants issued to Richard A. Gray, Jr. for 175,450 and 124,550 shares of common stock, dated as of March 31, 2002 and May 14, 2002, respectively (incorporated herein by reference to Exhibit 10.35 to MigraTEC's Form 10-QSB for the quarter ended June
              30, 2002 filed August 14, 2002, File No. 000-28220).

   10.34 Form of Stock Purchase Warrants for an aggregate of 7,000,000 shares of common stock issued to each of Street Search, LLC, Street Search Partners, Raymond Nisivoccia and Albert J.
              Passanante, dated as of March 18, 2002 (incorporated herein by reference to Exhibit 10.34 to MigraTEC's Form 10-KSB for the year ended December 31, 2002 filed March 31, 2002, File No. 000-28220).

   10.35      $125,000 Promissory Note by MigraTEC, Inc. to Thomas A.
              Montgomery, dated as of April 14, 2003 (incorporated herein by reference to Exhibit 10.35 to MigraTEC's post-effective amendment no. 3 to registration statement on Form SB-2 filed April 29, 2003, File No. 333-57830).

   10.36      Security Agreement between MigraTEC, Inc. and Thomas A.
              Montgomery, dated as of April 14, 2003 (incorporated herein by reference to Exhibit 10.36 to MigraTEC's post-effective amendment no. 3 to registration statement on Form SB-2 filed April 29, 2003, File No. 333-57830).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
    11.1      Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-KSB for the fiscal year ended December 31, 2002, filed March 31, 2003,
              File No. 000-28220).

    21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended December
              31, 1999 filed April 14, 2000, File No. 000-28220).

    23.1      Consent of Independent Auditors (filed herewith).

    23.2 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Pre-Effective Amendment
              No. 1 to registration statement on Form SB-2 filed May 21, 2001,
              File No. 333-57830).

    24.1 Power of Attorney (included in the signature page of this registration statement).

    99.1 An Executive White Paper by the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Pre-Effective
              Amendment No. 1 to registration statement on Form SB-2 filed May
              21, 2001, File No. 333-57830).

ITEM 28. UNDERTAKINGS

RULE 415 OFFERING

We undertake to:

(1) File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SEC POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints T. Ulrich Brechbuhl his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on April 28, 2003.

                                                MIGRATEC, INC.

                                                By: /s/ T. ULRICH BRECHBUHL
                                                    ---------------------------
                                                T. Ulrich Brechbuhl, President,
                                                Chief Executive Officer and
                                                Chief Financial Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                  TITLE                             DATE
---------                                  -----                            ----

/s/ WILLIAM B. PATTON, JR       Chairman of the Board               Dated: April 28, 2003
--------------------------
    William B. Patton, Jr.

/s/ W. CURTIS OVERSTREET        Vice Chairman of the Board          Dated: April 28, 2003
--------------------------
    W. Curtis Overstreet

/s/ T. ULRICH BRECHBUHL         President, Chief Executive          Dated: April 28, 2003
--------------------------      Officer, Chief Financial Officer,
    T. Ulrich Brechbuhl         Secretary, Director (Principal
                                Executive Officer and Principal
                                Financial and Accounting Officer)

/s/ RICHARD A. GRAY, JR.        Director                            Dated: April 28, 2003
--------------------------
    Richard A. Gray, Jr.

/s/ DREW R. JOHNSON             Director                            Dated: April 28, 2003
--------------------------
    Drew R. Johnson

/s/ JOHN W. WHITE               Director                            Dated: April 28, 2003
--------------------------
    John W. White

                                INDEX TO EXHIBITS

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
     3.1      Certificate of Incorporation (incorporated herein by reference to
              Exhibit 3.1 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

     3.2      Certificate of Amendment to MigraTEC's Certificate of
              Incorporation (incorporated herein by reference to Exhibit 3.2 of MigraTEC's Form 10-QSB for the quarter ended September 30, 2002 filed November 14, 2002, File No. 000-28220).

     3.3 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August 31,
              2000, File No. 333-44946).

     4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

     5.1      Opinion of Winstead Sechrest & Minick P.C. (filed herewith).

    10.1      Employment Agreement between MigraTEC, Inc. and W. Curtis
              Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

    10.2 Employment Agreement between MigraTEC, Inc. and Rick J. Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit
              10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

    10.3 MigraTEC, Inc. 1999 Stock Option Plan (incorporated herein by reference to Exhibit 4 to MigraTEC's Form S-8 filed March 12,
              1999, File No. 333-74309).

    10.4      Stock Option Agreements between MigraTEC, Inc. and each of Rick J.
              Johnson and Richard A. Gray, Jr., dated as of May 1, 1998
              (incorporated herein by reference to Exhibit 1 to MigraTEC's Form
              S-8 filed October 19, 1999, File No. 333-89291).

    10.5      Letter Agreements regarding Modification of Stock Option
              Agreements between MigraTEC, Inc. and each of Rick J. Johnson and
              Richard A. Gray, Jr., dated as of September 7, 1999 (incorporated herein by reference to Exhibit 2 to MigraTEC's Form S-8 filed
              October 19, 1999, File No. 333-89291).

    10.6      Stock Option Agreement between MigraTEC, Inc. and EAI Partners,
              Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File
              No. 333-44946).

    10.7      Form of Nonqualified Stock Option Agreement between MigraTEC, Inc.
              and Richard A. Gray, Jr., dated as of January 31, 2000
              (incorporated herein by reference to Exhibit 10.8 to Amendment
              No. 1 to MigraTEC's registration statement on Form SB-2 filed
              November 13, 2000, File No. 333-44946).

    10.8      MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated
              (incorporated herein by reference to Exhibit 10.8 to MigraTEC's
              Form 10-QSB for the quarter ended June 30, 2002 filed August 14,
              2002, File No. 000-28220).

    10.9      Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
              Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed
              November 6, 2000, File No. 333-49398).

   10.10      Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P. and
              Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.9 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
   10.11      Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1, Ltd.
              (incorporated herein by reference to Exhibit 4.2 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.12      $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to MT Partners, L.P., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

   10.13      $1,775,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.11 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.14      Security Agreement between MigraTEC, Inc. and MT Partners, L.P.
              and Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.12 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

   10.15      Shareholders Agreement between MigraTEC, Inc., MT Partners, L.P.,
              Mercury Fund No. 1, Ltd. and certain stockholders, dated as of January 25, 2000 (incorporated herein by reference to Exhibit
              10.13 to MigraTEC's Form 10-KSB for the year ended December 31,
              1999 filed April 14, 2000, File No. 000-28220).

   10.16      Registration Rights Agreement between MigraTEC, Inc. and MT
              Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January
              25, 2000 (incorporated herein by reference to Exhibit 10.14 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed
              April 14, 2000, File No. 000-28220).

   10.17      Form of Director Indemnification Agreement between MigraTEC, Inc.
              and each of its directors (incorporated herein by reference to Exhibit 10.15 to MigraTEC's Form 10-KSB for the year ended
              December 31, 1999 filed April 14, 2000, File No. 000-28220).

   10.18      Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated February 28,
              2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

   10.19      Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
              February 28, 2000 (incorporated herein by reference to Exhibit
              10.17 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

   10.20      Office Lease Agreement between MigraTEC, Inc. and Charter Crown
              Plaza Partners, L.P., dated as of April 12, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

   10.21      Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1, 2000
              (incorporated herein by reference to Exhibit 10.19 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.22      Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated June 1,
              2000 (incorporated herein by reference to Exhibit 10.20 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

   10.23      Lease Modification Agreement Number One between MigraTEC, Inc. and
              Charter Crown Plaza Partners, L.P., dated November 16, 2000
              (incorporated herein by reference to Exhibit 10.21 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
   10.24      Stock Option Amendment Agreement between MigraTEC, Inc. and EAI
              Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

   10.25 Modification, Renewal and Extension of Note and Security Agreement between MigraTEC, Inc. and BEM Capital Partners, Inc., dated
              January 26, 2001 (incorporated herein by reference to Exhibit
              10.25 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

   10.26      Assignment and Assumption Agreement between MJ Capital Partners
              III, L.P. and BEM Capital Partners, L.P., dated January 26, 2001
              (incorporated herein by reference to Exhibit 10.26 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.27 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31, 2001
              (incorporated herein by reference to Exhibit 10.27 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

   10.28 Form of Stock Purchase Warrant issued to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.29 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.30      Common Stock Purchase Agreement between MigraTEC, Inc. and
              Ironhead Investments Inc., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

   10.31      Escrow Agreement among MigraTEC, Inc., Ironhead Investments Inc.
              and Epstein Becker & Green, P.C., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

   10.32      Registration Rights Agreement between MigraTEC, Inc. and Ironhead
              Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

   10.33 Stock Purchase Warrants issued to Richard A. Gray, Jr. for 175,450 and 124,550 shares of common stock, dated as of March 31, 2002 and May 14, 2002, respectively (incorporated herein by reference to Exhibit 10.35 to MigraTEC's Form 10-QSB for the quarter ended June
              30, 2002 filed August 14, 2002, File No. 000-28220).

   10.34 Form of Stock Purchase Warrants for an aggregate of 7,000,000 shares of common stock issued to each of Street Search, LLC, Street Search Partners, Raymond Nisivoccia and Albert J.
              Passanante, dated as of March 18, 2002 (incorporated herein by reference to Exhibit 10.34 to MigraTEC's Form 10-KSB for the year ended December 31, 2002 filed March 31, 2002, File No. 000-28220).

   10.35      $125,000 Promissory Note by MigraTEC, Inc. to Thomas A.
              Montgomery, dated as of April 14, 2003 (incorporated herein by reference to Exhibit 10.35 to MigraTEC's post-effective amendment no. 3 to registration statement on Form SB-2 filed April 29, 2003, File No. 333-57830).

   10.36      Security Agreement between MigraTEC, Inc. and Thomas A.
              Montgomery, dated as of April 14, 2003 (incorporated herein by reference to Exhibit 10.36 to MigraTEC's post-effective amendment no. 3 to registration statement on Form SB-2 filed April 29, 2003, File No. 333-57830).

   EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
   ------     -----------------------
    11.1      Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-KSB for the fiscal year ended December 31, 2002, filed March 31, 2003,
              File No. 000-28220).

    21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended December
              31, 1999 filed April 14, 2000, File No. 000-28220).

    23.1      Consent of Independent Auditors (filed herewith).

    23.2 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Pre-Effective Amendment
              No. 1 to registration statement on Form SB-2 filed May 21, 2001,
              File No. 333-57830).

    24.1 Power of Attorney (included in the signature page of this registration statement).

    99.1 An Executive White Paper by the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Pre-Effective
              Amendment No. 1 to registration statement on Form SB-2 filed May
              21, 2001, File No. 333-57830).